UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BALCHEM CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Making the World a **Healthier Place.**

balchem®

Solve Today. Shape Tomorrow.

2026

PROXY STATEMENT

& NOTICE OF ANNUAL MEETING

LETTER TO SHAREHOLDERS
April 27, 2026
Dear Fellow Shareholders:
I am pleased to invite you to join us for Balchem Corporation’s (“Balchem”) 2026 Annual Meeting of Shareholders (the “Annual Meeting”), which will take place on June 18, 2026, at 8:30 a.m. Eastern Daylight Time.
Our Annual Meeting will continue to be held virtually. It will be conducted via live webcast, and shareholders may attend online by logging in at www.virtualshareholdermeeting.com/BCPC2026. Using this website, you will be able to listen, vote, and submit questions.
The enclosed 2026 Proxy Statement and Notice of Annual Meeting describe the items of business that we will conduct at the meeting and provide you with important information about Balchem, including our practices in the areas of corporate governance and executive compensation. We strongly encourage you to read these materials and then vote your shares.
It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the Annual Meeting, we urge you to authorize a proxy as promptly as possible — by Internet, telephone, or mail — so that your shares will be voted at the Annual Meeting. Instructions for voting are contained in the Notice of Internet Availability of Proxy Materials, and on page 3 of the attached Proxy Statement.
At the Annual Meeting we ask for your vote to:
•	Elect two Class 3 directors to the Board of Directors to serve until the 2029 annual meeting;
•	Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•	Provide advisory approval on the compensation of our named executive officers (“Say-on-Pay”); and
•	Transact such other business as may properly come before the Annual Meeting.
The Board of Directors (the “Board”) unanimously recommends that you vote FOR all of the director nominees listed in the attached Proxy Statement, FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and FOR the advisory approval of the compensation of our named executive officers’ compensation, all as disclosed in the attached Proxy Statement.
Our Board plays a pivotal role in overseeing the development and execution of our business strategy, risk management, and corporate governance. They continue to monitor best practices in corporate governance, sustainability, and executive compensation and via our ongoing shareholder engagement efforts, we continue to solicit input from our shareholders on these important topics. Over the last year, we adopted an Artificial Intelligence (“AI”) Use Policy and AI governance structure, recognizing that AI tools can help increase employee productivity and innovation when used in a safe, ethical, and secure manner. Our Board and management also engaged in cybersecurity tabletop exercises as part of our ongoing cybersecurity training efforts.
We hope you’ll join us at our Annual Meeting of Shareholders on June 18. Thank you for your continued support and confidence in Balchem as we advance our vision of “making the world a healthier place.”
Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FOR BALCHEM CORPORATION

DATE AND TIME:	Thursday, June 18, 2026, 8:30 a.m., Eastern Daylight Time (“EDT”)

PLACE:	Online, at www.virtualshareholdermeeting.com/BCPC2026

ITEMS OF BUSINESS:	1.
Election of two Class 3 director nominees to the Board of Directors of Balchem Corporation (“Balchem” or the “Company”) to serve until the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

	2.	Ratification of the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
	3.	Advisory approval of the compensation of the Company’s named executive officers (“Say-on-Pay”); and
	4.	To transact such other business as may properly come before the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) or any postponement or adjournment thereof.

WHO CAN VOTE:	Shareholders of record at the close of business on April 21, 2026.

HOW TO VOTE:
Shareholders who receive a printed copy of this Proxy Statement and who do not expect to attend the Annual Meeting are requested to complete, date and sign the enclosed Proxy Card and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Shareholders may also submit a Proxy Card over the Internet, at www.proxyvote.com, or by phone. You will need to input the 16-digit control number located on the Proxy Card or Notice of Internet Availability of Proxy Materials if you are submitting a Proxy Card over the Internet or by phone.

If you hold your shares through a broker, bank or other nominee, please follow the instructions on the voting instruction form that you should receive from your broker, bank or other nominee.

2025 ANNUAL REPORT AND DATE OF DISTRIBUTION:
For more complete information, please review the Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), a copy of which accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement. This Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report are first being made available or mailed to shareholders on or about April 27, 2026.

By order of the Board of Directors,

Hatsuki Miyata
April 27, 2026	Chief Legal Officer and Secretary

About Balchem
Balchem is committed to making the world a healthier place by delivering trusted, innovative, and science-based solutions for the health and nutritional needs of the world. Balchem employs approximately 1,400 employees worldwide who provide the service, quality, and technology that enables our customers to win with their customers. We have built a reputation for delivering results to all of our stakeholders. Founded in 1967, Balchem, a Maryland corporation, became a publicly-traded company in 1970 and is listed on Nasdaq under the symbol “BCPC.” Our corporate headquarters is located in Montvale, New Jersey, and we have a broad network of sales offices, manufacturing sites, and R&D centers, primarily located in the U.S. and Europe.
The Company consists of three business segments: Human Nutrition and Health, Animal Nutrition and Health, and Specialty Products.
Balchem solves today, shapes tomorrow
Human Nutrition and Health
Balchem Human Nutrition and Health is a global leader in the essential nutrient choline, vitamin K2, chelated minerals, and microencapsulation technologies with strong positions in powder, flavor and cereal system formulation. Food or beverage, supplement or pharmaceutical, our Human Nutrition and Health business segment provides ready-made and custom nutrients, vitamins, ingredients, systems, and products that enable our customers to create better finished goods that improve all aspects of life. As the human nutrition space continues to evolve, our capabilities grow, allowing us to deliver scientifically proven health benefits and fantastic taste in applications from infant formulas to performance shakes and functional foods.
Animal Nutrition and Health
Balchem Animal Nutrition and Health is a global leader in choline production, nutrient encapsulation, chelated minerals, and functional ingredients. With a growing portfolio of products and a dedication to innovation and industry sustainability, Balchem Animal Nutrition and Health is leading the charge to meet the nutritional needs of ruminants, swine, poultry, and companion animals.
Specialty Products
Our Specialty Products business segment specializes in re-packaging and worldwide distribution of performance gases, for use in the sterilization of medical devices, fumigation of nuts and spices, refrigeration, metal hardening, and other industrial applications. We have the packaging and distribution know-how to ensure the safe delivery of these products in returnable, reusable, environmentally safe containers. Our Plant Nutrition business unit, included in Specialty Products, provides highly bioavailable foliar applied chelated minerals and other specialty micronutrients under the trade name Metalosate® to the agricultural market.
Forward-Looking Information
Certain statements in this Proxy Statement, other than purely historical information, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. We generally use the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “would,” “will be,” “will continue,” “will likely result,” “estimate,” “project,” “forecast,” “outlook,” “strategy,” “future,” “opportunity,” “may,” “should,” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and factors that could cause our results to differ materially from our expectations and beliefs include, but are not limited to, those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.
No Incorporation by Reference
Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It is not intended to contain all information that you should consider before voting and we encourage you to read the entire Proxy Statement carefully before voting. For more information regarding the Company’s 2025 performance, please review the Company’s Annual Report on Form 10-K.

DATE AND TIME:	PLACE:	RECORD DATE:
Thursday, June 18, 2026, 8:30 a.m., Eastern Daylight Time (“EDT”)	Online, at www.virtualshareholder meeting.com/BCPC2026	April 21, 2026 Shareholders as of the Record Date are entitled to vote.

VOTING:	Shareholders as of the Record Date are entitled to vote. Each ordinary share is entitled to one vote for each director nominee and each of the other proposals.

ATTENDANCE AND MEETING DETAILS:	All shareholders of record as of the Record Date may attend the meeting. See Instructions for the Virtual Annual Meeting on page 72 for details.

ITEMS OF BUSINESS:		RECOMMENDATION	SEE PAGE
1	Election of two Class 3 director nominees to the Board of Directors of Balchem Corporation (“Balchem” or the “Company”) to serve until the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified;	FOR each nominee	12
2	Ratification of the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;	FOR	19
3	Advisory approval of the compensation of the Company’s named executive officers (“Say-on-Pay”); and	FOR	20
4	To transact such other business as may properly come before the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) or any postponement or adjournment thereof.

PROXY SUMMARY
I. Corporate Governance Highlights
Balchem is committed to sound corporate governance practices that promote the long-term interests of our shareholders and stakeholders, strengthen our Board and management accountability, and help build public trust. The following highlights our key corporate governance practices. More details are provided under the Corporate Governance section of this Proxy Statement.

BOARD COMPOSITION, INDEPENDENCE AND PARTICIPATION
•
Six of our seven directors are independent under Nasdaq listing standards and the Company’s Corporate Governance Guidelines.
•
All members of the Board’s four committees, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Executive Committee are independent.
•
The Board has an independent Lead Director.
•
Directors must retire at the conclusion of the term in which the director reaches the age of 70.
•
Non-employee directors may not serve on the board of more than three other public companies.
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Directors who serve as an executive officer of a public company may not serve on the board of more than one other public company.
•
No member of the Audit Committee serves on more than two other public company audit committees.
•
The Board has a good balance of new and experienced directors, with the tenure of directors averaging 7 years and 10 months.

•
The Board and its committees have the authority to hire independent outside auditors and financial, legal or other advisors, as needed.
•
Each of the current directors attended at least 75% of the Board meetings and at least 75% of the Committee meetings on which he or she served during 2025.
•
Independent directors have full access to the CEO, as well as access to management and other employees, as appropriate.
•
The independent directors meet regularly in executive sessions, presided over by the Lead Director, following each regularly scheduled Board meeting.
•
Board leadership structure is supported by the active function of a Lead Director, who provides necessary independence in the functioning of the Board.
•
The Company maintains an Insider Trading Policy that applies to directors, officers and employees.

PROXY SUMMARY

BOARD CONDUCT AND OVERSIGHT
Our Code of Business Conduct and Ethics applies to all directors, officers and employees.

The Board, either directly or through its Committees, monitors and oversees various matters, including, overall Company performance, the integrity of the Company’s financial controls, the Company’s strategic plan, the Company’s financial statements, the Company’s management succession plan and human capital management, the Company’s enterprise risk management (including information technology, cybersecurity, and artificial intelligence), the Company’s corporate social responsibility and sustainability initiatives, and the Company’s ethical standards and legal compliance programs – and receives regular briefings from management on such matters.

Our Insider Trading Policy prohibits our directors, officers and employees from holding Balchem securities in a margin account or pledging Balchem securities as collateral for a loan.
The Board conducts self-assessments of their performance and effectiveness annually.
Each of the Committees conduct self-assessments of their performance and effectiveness at least every other year.
Executive sessions of independent directors are generally held at each of the Board and Committee meetings.
Our Corporate Governance Guidelines and all Committee Charters are reviewed at least annually.
The Board regularly reviews and conducts succession planning for the Board, CEO and senior management.
Emerging topics and developments in corporate governance practices are reviewed regularly and on an ongoing basis.
All Board members have access and support for continuing education training, including membership with the National Association of Corporate Directors (NACD).

PROXY SUMMARY
II. Director Nominees Snapshot
The following two Class 3 directors stand for election at the Annual Meeting. Assuming their election, the Class 3 directors will hold office until the 2029 annual meeting and until their successors have been elected and qualified.

Name	Age	Director Since	Other Public Boards	Committee Membership
David Fischer	63	2010	1	Executive Compensation Governance
Daniel Knutson	69	2018	0	Audit, Chair Compensation

III. Financial Highlights

PROXY SUMMARY
IV. Executive Compensation
The Company’s executive compensation policy is designed to establish a direct link between executive compensation and the performance of the Company by rewarding individual results and the achievement of annual corporate goals through salary and cash bonus awards, and to provide equity awards to incentivize executives to generate enhanced shareholder value.

What We DO	What We DON’T DO
Target total direct compensation for our NEOs around relevant market data, while also considering tenure, experience, and other factors.	Allow hedging or pledging of Company securities for any employee (including our NEOs) or director.

Pay for performance and, accordingly, a significant portion of each NEO’s total compensation opportunity is “at risk” and dependent upon achievement of specific corporate and individual performance goals, resulting in lesser emphasis on fixed base salary.
Encourage unnecessary or excessive risk-taking as a result of our compensation policies and practices.
Base our short-term incentive plan on explicit and quantifiable corporate and business segment financial performance metrics that are set at the beginning of each year.	Have employment agreements with any of our NEOs other than as described in the section of this Proxy Statement titled “Executive Compensation.”
Complement our annual compensation to each NEO with time-based and performance-based multi-year vesting schedules and performance cycles for equity incentive awards.	Provide a defined benefit pension plan for our NEOs.
Have annual base salary adjustments that are based, primarily, on prior-year individual performance.
Provide for “gross ups” for excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of Internal Revenue Code of 1986, as amended (the “Code”).

Adopted an Incentive-Based Compensation Recovery Policy, or clawback policy, pursuant to which the Company can seek reimbursement of either cash or equity-based incentive compensation in the event of a financial restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws.
Provide for single-trigger vesting acceleration upon a change in control under the Company’s Executive Severance Policy.
Maintain a Compensation Committee, which is comprised solely of independent directors.	Allow: (i) any repricing of options and Stock Appreciation Rights (“SARs”) without shareholder approval or (ii) for the unlimited transferability of awards.
Have stock ownership guidelines for our directors and executive officers.
Subject awards under the Amended 2017 Plan to minimum vesting periods and maximum annual per-person limits.
Double-trigger vesting acceleration upon a change in control under the Company’s Executive Severance Policy.
Ensure that a significant portion of our non-employee director compensation consists of long-term equity awards.
Consult with outside experts to determine the overall competitiveness of the Company’s executive compensation program.

PROXY SUMMARY
V. Shareholder Rights and Engagement
We maintain an active dialogue with our shareholders. We value the opinions of our shareholders and other stakeholders and welcome their views on key issues. We engage with shareholders in a number of ways, highlighted below:

Shareholder Engagement Highlights
Engaged with: Institutional investors Retail shareholders Pension funds Proxy advisory firms Industry associations
Engaged through:

Quarterly earnings call

Investor conferences

Individual investor meetings

Annual General Meeting of Shareholders

Sustainability Report

Data verification process of proxy advisory firms
Engagements include: President, Chairman and CEO CFO and Investor Relations team Executive Officers Independent Directors Head of Global Sustainability

In 2025, engaged with shareholders representing:	Information shared through: • SEC filings including 10-K, 10-Q, 8-K and Proxy Statement • Quarterly earnings call • Press releases • Company website • Media and digital platforms

PROXY STATEMENT OF BALCHEM CORPORATION
Meeting Agenda and Recommendations
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Balchem to be voted at the Annual Meeting on June 18, 2026 at 8:30 a.m. EDT and at any adjournment or postponement thereof.
Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. Shareholders may only participate online by logging into www.virtualshareholdermeeting.com/BCPC2026 beginning at 8:15 a.m. EDT.
This Proxy Statement, Proxy Card and Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) are expected to be sent to shareholders beginning on or about April 27, 2026.
The Board of Directors has approved the close of business on April 21, 2026 as the record date (the “Record Date”) to determine which shareholders are entitled to receive notice and to vote at the Annual Meeting. At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

Proposal		Recommendation	Voting Standard*	Page
1	The election of two Class 3 director nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2029 and until their successors are duly elected and qualified.	FOR each nominee	Majority present and entitled to vote.	12
2	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	Majority present and entitled to vote.	19
3	Advisory approval of the compensation of the Company’s named executive officers.	FOR	Majority present and entitled to vote.	20

*	For all proposals, you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN.”
Casting Your Vote
Please provide your proxy by Internet, phone, or by filling in, signing, dating and promptly mailing your Proxy Card or voting instruction form.

By Internet:	By Phone:	By Mail:
www.proxyvote.com	1-800-690-6903 (toll free within U.S. and Canada)	Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

To vote at the Annual Meeting, visit www.virtualshareholdermeeting.com/BCPC2026 and enter the 16-digit control number included on your Proxy Card or Notice of Internet Availability.

Management Proposals
PROPOSAL 1: ELECTION OF DIRECTORS
At the time of the Annual Meeting, our Board will consist of 7 members, with the classification of the Board into three classes (Class 1, Class 2 and Class 3).
The term of our two Class 3 directors will expire at the Annual Meeting and, assuming their election, the Class 3 Directors will hold office until the 2029 annual meeting of shareholders and until their successors have been elected and qualified. The nominees and continuing directors are listed below with brief biographies.

Name	Class	Next Election Date*
Theodore Harris	1	2028
Monica Vicente	1	2028
Matthew Wineinger	1	2028
Kathleen Fish	2	2027
Olivier Rigaud	2	2027
David Fischer	3	2029
Daniel Knutson	3	2029

*	Subject to the Company’s Director Retirement Policy.
The Board is not aware of any reason why either Mr. Fischer or Mr. Knutson may be unable to serve as a director. If any, some, or all of such nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such other person or persons, as the case may be, as the Board may recommend, or the Board may fill the vacancy or reduce the size of the Board.
Directors Standing for Re-Election
Vote Required to Elect Directors
A director nominee in an uncontested election must receive a majority of the votes cast at the Annual Meeting, assuming a quorum is present. In the case of a contested election, directors will be elected by a plurality vote. Regardless, a broker non-vote or a vote withheld from a particular nominee will not affect the outcome of the election of directors.
Under the Company’s Corporate Governance Guidelines (the “Governance Guidelines”), if an incumbent director nominee in an uncontested election receives a majority of “WITHHOLD” votes, that director shall promptly offer his or her resignation to the Board. The Governance Committee will then make a recommendation to the Board whether to accept or reject the resignation tendered by such director or whether other action is recommended. The Board will act on the tendered resignation, considering the recommendation of the Governance Committee as well as other potentially relevant factors, within 90 days from the date of the certification of the election results. The Board will promptly disclose its decision and rationale as to whether to accept the resignation or the reasons for rejecting the resignation, if applicable, in a press release, SEC filing or other public announcement, including a posting on the Company’s website. The director whose resignation is under consideration is not permitted to participate in the consideration or recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation.
The Governance Guidelines are available on the Governance page in the Investor Relations section of the Company’s website: www.balchem.com.

PROPOSAL 1: ELECTION OF DIRECTORS
NOMINEES’ BIOGRAPHICAL INFORMATION
David Fischer Class 3 Director (Term expires 2026) Age: 63 Independent Director since 2010	Professional Highlights

•
Retired director and President and Chief Executive Officer of Greif, Inc. (NYSE), a supplier of industrial packing systems from November 2011 to October 2015. President and Chief Operating Officer of Greif from 2007 to 2011, and from 2004 to 2007, Senior Vice President and Divisional President, Industrial Packaging & Services - Americas.

• A co-founder and chairman of the board of directors of 10x Engineered Materials, a manufacturer of high-tech abrasives for industrial applications.
Committee Assignments
• Executive
• Compensation
• Governance
Other Current Public Company Directorships
• Ingredion Incorporated (NYSE)
Board Qualifications

Mr. Fischer’s management and leadership skills, developed over years of responsibility for complex, global manufacturing operations, and his intimate knowledge of mergers and acquisitions, position him as a critical component of our Board as we look to grow both organically and by acquisition.

Daniel Knutson Class 3 Director (Term expires 2026) Age: 69 Independent Director since 2018	Professional Highlights
• Mr. Knutson served as the Executive Vice President for Special Projects at Land O’Lakes, Inc., an agribusiness and food co-operative, until his retirement at the end of 2017.

•
From 2000 to 2017, Mr. Knutson served as Executive Vice President and Chief Financial Officer at Land O’Lakes, where he oversaw corporate finance, accounting, treasury, audit, information technology and strategy and played key roles in many of Land O’Lakes’ transactions. In addition, he was responsible for Land O’Lakes’ investment in Moark LLC.

Committee Assignments
• Audit, Chair
• Compensation
Other Current Public Company Directorships
• None
Board Qualifications

Our Company’s financial compliance programs and policies benefit from Mr. Knutson’s input and skilled guidance. Mr. Knutson’s animal feed and human food industry experience, combined with his financial and international business management experience, makes him a valuable member of our Board. Mr. Knutson has served as Chair of our Audit Committee since June 2018.

UPON RECOMMENDATION BY THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

PROPOSAL 1: ELECTION OF DIRECTORS
CONTINUING DIRECTORS’ BIOGRAPHICAL INFORMATION
Kathleen Fish Class 2 Director (Term expires 2027) Age: 68 Independent Director since 2022	Professional Highlights
• Prior to her retirement, Ms. Fish was Chief Research, Development and Innovation Officer for The Procter & Gamble Company (“P&G”) (NYSE) from 2017 to 2020.
• Chief Technology Officer, P&G from 2014 to 2017.
Committee Assignments
• Executive
• Compensation
• Governance, Chair
Other Current Public Company Directorships
• Origin Materials, Inc. (Nasdaq)
Board Qualifications

Ms. Fish’s executive leadership skills along with her expertise in the field of innovation, research, and new product development, including in highly regulated industries and direct to consumer markets provide valuable insights to the Board in driving growth and overseeing governance and risk. Ms. Fish has served as Chair of our Governance Committee since February 2023.

Theodore Harris Class 1 Director, Chairman of the Board (Term expires 2028) Age: 61 Director since 2015, Chairman since 2017	Professional Highlights
• Director, Chief Executive Officer and President of Balchem Corporation since April 2015, and Chairman of the Board of Directors since January 2017.

•
Prior to joining the Company, Mr. Harris was employed by Ashland Global Holdings Inc. (formerly Ashland Inc.) (NYSE), a specialty chemical company. During his tenure at Ashland, he held a number of management positions and ultimately held the position of Senior Vice President/Ashland, President, Performance Materials, from November of 2014 to April 2015.

Other Current Public Company Directorships
• Pentair plc (NYSE)
Board Qualifications

Mr. Harris has led the Company since April 2015, effectively using his extensive knowledge and deep understanding of the Company’s global business, operations, people and strategic priorities to lead the Company in achieving its vision of “making the world a healthier place.” Mr. Harris’ broad managerial, international, operational and sales experience, as well as his proven track record of developing and implementing strategies for delivering sustainable, profitable growth, make him a valuable member and Chairman of our Board.

PROPOSAL 1: ELECTION OF DIRECTORS
Olivier Rigaud Class 2 Director (Term expires 2027) Age: 61 Independent Director since 2023	Professional Highlights

•
Mr. Rigaud has been Chief Executive Officer and Chair of the Board of Management for Corbion N.V., a global food and biochemicals company based in the Netherlands, since August 2019. He also serves as a member of the Executive Committee at Corbion N.V.

•
Chief Executive Officer of Naturex, a global specialty ingredients company for the food & beverage, nutrition & health, and personal care industries. Prior to joining Corbion N.V., Mr. Rigaud successfully finalized the sale of Naturex to Givaudan.

Committee Assignments
• Audit
• Governance
Other Current Public Company Directorships
• Corbion N.V. (Euronext Amsterdam)
Board Qualifications

Mr. Rigaud brings over thirty years of relevant industry expertise and strong global business acumen, including extensive M&A and strategic experience, to our Board. He is also well-versed on sustainability and corporate social responsibility matters. As CEO at Corbion N.V., he leads an organization of 2,500 employees, 16 industrial sites, and 6 R&D and Innovation centers. Mr. Rigaud is a French national working out of the Netherlands, and brings unique and diverse international perspective, relevant CEO experience, and insights to our Board.

Monica Vicente Class 1 Director (Term expires 2028) Age: 60 Independent Director since 2023	Professional Highlights
• Senior Vice President and Chief Financial Officer of Fresh Del Monte Produce Inc., a global agricultural company, since April 2022.
• Prior to that, she served as Vice President, Corporate Finance at Fresh Del Monte for 19 years.
Committee Assignments
• Audit
• Governance
Other Current Public Company Directorships
• None
Board Qualifications

Ms. Vicente’s experience as a current CFO for a global public company brings substantial financial expertise to our Board. She has extensive financial expertise across global and regional finance, financial planning and analysis, investor relations and procurement for a global public company. She has experience in SEC reporting and controlling, tax and treasury as well. Ms. Vicente brings these relevant experiences, strategic business acumen, and relevant food industry expertise to our Board.

PROPOSAL 1: ELECTION OF DIRECTORS
Matthew Wineinger Class 1 Director and Lead Director (Term expires 2028) Age: 59 Independent Director since 2015	Professional Highlights

•
Mr. Wineinger served as the President and Chief Executive Officer of United Sugars Producers and Refiners Cooperative (formerly, United Sugars Corporation until October 2023), a privately held, leading marketer of sugar from June 2015 till August 2025.

• President, Bulk Ingredients of Tate & Lyle PLC (LSE) from June 2010 to November 2014 and prior to that, President, Food and Industrial Ingredients from March 2008 to June 2010.
Committee Assignments
• Executive, Chair
• Audit
• Compensation, Chair
Other Current Public Company Directorships
• None
Board Qualifications

Mr. Wineinger’s over thirty years of extensive global, operational and strategic industry experience, together with his previous knowledge of manufacturing operations involving many of the Company’s current raw materials, make him a valuable member of our Board, particularly as the Company focuses on development and supply of products to human nutrition markets. Mr. Wineinger has served as Lead Director and Chair of our Compensation Committee and Executive Committee since February 2023.

PROPOSAL 1: ELECTION OF DIRECTORS
Board Matrices
Our directors possess a varied and balanced mix of skills, business and leadership experience, board experience and viewpoints. While each director is individually qualified to make substantial contributions, collectively, our directors’ rich experience, diverse backgrounds and viewpoints enhance the quality and effectiveness of the Board’s deliberations and decision making.
The following chart provides information regarding our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The charts do not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean any such director is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

PROPOSAL 1: ELECTION OF DIRECTORS
The following board composition pie charts show the independence, tenure, and age range of our directors as of April 27, 2026. The Board has a good balance of newer and experienced directors, with the tenure of directors averaging 7 years and 10 months. The average age of our Board is 63 years old.
Our current Board membership reflects diversity across a broad range of factors such as skills, expertise, leadership, breadth of experience, understanding of business and financial issues, international business experience, gender, race, and geography.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, upon review, has appointed RSM as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The Company is submitting its selection of RSM for ratification by the shareholders at the Annual Meeting. RSM has audited the Company’s financial statements since 2004 and has a strong understanding of our business and operations, accounting policies and financial systems, and internal control framework. Based on such understanding and their ability, and lower fee structure due to efficiencies from such knowledge, we believe RSM is best qualified to perform this important function. Further, RSM rotates its lead audit engagement partner every five years.
Neither the Company’s charters nor its Bylaws require that the shareholders ratify the selection of RSM as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of RSM to shareholders for ratification as a matter of good corporate governance practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
Assuming a quorum is present, the affirmative vote of a majority of all votes, by attendance at the Annual Meeting or represented by proxy, is required for approval of this proposal. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote. Brokers have discretionary authority to vote on this proposal, so there will be no broker non-votes.
We expect that representatives of RSM will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Please refer to the section titled “Information Relating to Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm” of this Proxy Statement for more information.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Since our 2023 annual meeting, at which our shareholders last approved holding advisory or “Say-on-Pay” votes on executive compensation on an annual basis, the “Say-on-Pay” vote has been held every year. Last year, our shareholders approved our “Say-on-Pay” resolution by 93.8% of the votes cast on the executive compensation described in our 2025 Proxy Statement.
The Company again seeks your advisory vote and asks that you approve the compensation of the Company’s Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement by voting FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this Proxy Statement).”
Please refer to the section entitled “Compensation Discussion and Analysis”, and the tables and narratives in the Executive Compensation portion of this section for the discussion and summary of the policies of the Compensation Committee which form the basis for the compensation of our NEOs and information on the amounts paid. For reference, the pay versus performance disclosure is provided under the section titled “Pay versus Performance” of this Proxy Statement.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. Because this vote is advisory only, the vote is not binding; however, the Compensation Committee will consider the results of shareholder voting in making future compensation decisions regarding NEOs.
Assuming a quorum is present, the affirmative vote of a majority of all votes cast, by attendance at the Annual Meeting or represented by proxy, is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE
Governance Principles
General
Balchem is committed to adhering to sound corporate governance practices.
•	Balchem’s Governance Guidelines:
○	Include corporate governance practices to guide and assist the Board in fulfilling its responsibilities to oversee management in the operation and results of Balchem’s business and affairs.
○	Are designed to enhance the necessary authority and practices for the Board to make decisions that are in the best interests of Balchem and independent of Balchem’s management.
○	Are intended to align the interests of directors and management with the long-term interests of Balchem’s shareholders.
○	The Governance Guidelines are available on the Governance page in the Investor Relations section of the Company’s website, www.balchem.com.
•	Code of Business Conduct and Ethics (our “Code of Conduct”)
○	Our Code of Conduct applies to all Balchem employees, directors and officers.
○	Our Code of Conduct is the foundation of Balchem’s Compliance and Ethics Program and embodies the first of Balchem’s Core Values, which is “Always Doing the Right Thing.”
○
Our Code of Conduct promotes honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the code and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC.

○
Our Code of Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K. The Code of Conduct covers topics including, but not limited to, avoiding conflicts of interest, maintaining confidentiality of information, working with suppliers, preventing bribery and corruption, avoiding insider trading, and compliance with laws and regulations.

○	Amendments to, or waivers of the provisions of, the Code of Conduct, if any, made with respect to any of our directors or officers will be posted on our website at www.balchem.com.
○	Our Code of Conduct is available on the Governance page in the Investor Relations section of the Company’s website at www.balchem.com.
○
We also have a Supplier Code of Conduct which our suppliers are expected to adhere to. The Supplier Code of Conduct defines our commitment to protecting human rights and ensuring safe work environments throughout our supplier chain.

•	Board Committee Charters
○
Balchem’s Board Committees (Audit, Compensation and Governance) have each adopted a charter defining its respective purposes and responsibilities. These charters are reviewed by the Committees annually. The charters for the Audit, Compensation and Governance Committees are available on the Governance page in the Investor Relations section of the Company’s website, www.balchem.com.

•	Director Independence
○
Each year, each Board member completes a questionnaire to determine the independence of its members. The Board has determined that each of the Company’s directors, other than Mr. Harris, is independent, as defined under the Nasdaq Listing Rules.

•	Evaluations
○
The Board conducts an annual self-evaluation (which includes a director self-assessment) and the Committees conduct a self-evaluation on a biennial basis. The Board will, from time to time as it deems appropriate, conduct a comprehensive evaluation led by a third-party expert, in lieu of the annual self-evaluation.

CORPORATE GOVERNANCE
Corporate Risk Oversight
The Board provides general oversight of the Company’s enterprise risk management program, focusing on the most significant and material risks facing the Company and helps to ensure that management develops and implements preventive controls and appropriate risk mitigation strategies.
At the direction of the Board, we have instituted an enterprise-wide risk management process that identifies potential exposure to risks that arise in the course of our business. The Board uses our enterprise-wide risk management system as a key tool for understanding the risks facing us as well as assessing whether management’s processes, procedures and practices for mitigating those risks are effective. Our Internal Audit function is primarily responsible for the planning, assessment and reporting of our risk profile and this risk management system.
Although most risk oversight activities are administered through the Audit Committee, each of our Board Committees has historically focused and continues to focus on specific risks within its respective area of responsibility and regularly reports to the full Board.
The Board and the Audit Committee regularly discuss the Company’s major risk exposures with management, their potential financial impact on the Company and the management thereof.
(1)
The Audit Committee receives, or arranges for the Board to receive, on a no less than annual basis, reports from management on areas of material risk to the Company, including financial, operational, legal, regulatory, information security and cybersecurity and strategic risks (the “Company Risk Reports”).

(2)
The Audit Committee receives the Company Risk Reports from members of management tasked with the responsibility to understand, manage and mitigate the risks (with the Company’s enterprise risk management effort being facilitated by its Internal Audit function).

(3)
The Chair of the Audit Committee reports on its discussion of the Company Risk Reports to the full Board during the Committee reports portion of the Board meeting following the receipt of said Company Risk Reports, which enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to cross-discipline risks and interrelated risks.

The Compensation Committee also evaluates risk in relation to our compensation program. Please refer to the discussion in the Compensation Discussion and Analysis under the section “Risk Considerations in Our Compensation Program.”
As part of its role in evaluating the Company’s corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the Board for approval any changes to the documents, policies and procedures in the Company’s corporate governance framework, including its Articles of Incorporation and Bylaws, the Governance Committee evaluates the risks associated it with these practices and procedures.
Additionally, the Governance Committee plays a critical role in mitigating the risks associated with key employee departures via its role in succession planning for the Chief Executive Officer (“CEO”) and other executives. At least once per year, usually as part of the annual talent review process, the Governance Committee and the Board discuss and review the succession plans for the CEO and other key executives. The Board also becomes familiar with potential successors via various means, including annual talent reviews, presentations to the Board, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for our future business success.

CORPORATE GOVERNANCE
The chart below sets forth the responsibilities of the Board and its Committees for risk oversight:

Sustainability
We are committed to running our business in a way that respects the overall environment in which we operate. Therefore, corporate responsibility and sustainability play an important role in our strategies and long-term value creation for our stakeholders. We believe that our sustainability practices require transparency and accountability. Our sustainability framework focuses on the most critical sustainability topics relevant to our business and stakeholders, including monitoring climate risk and diversity and inclusion efforts. The Governance Committee periodically, and at least annually, reviews Balchem’s corporate social responsibility and sustainability efforts, initiatives, and policies.
The Company issues a sustainability report on an annual basis, which is the result of a process of engagement with Balchem’s stakeholders to understand their sustainability interests and concerns and capture Balchem’s efforts and achievements in key areas of sustainability. We are committed to reducing our greenhouse gas emissions by implementing new technologies, improving operational efficiencies, and expanding green energy usages. In addition, we are committed to reducing our global water use by reducing water usage, recycling, and investing in new technologies to improve water efficiency. For more information on our approach to sustainability, please see our sustainability report which is available on our Corporate Social Responsibility page at www.balchem.com. Our Governance Committee, in connection with its responsibility for reviewing the Company’s activities and practices regarding sustainability and corporate social responsibility matters, maintains responsibility for oversight of our sustainability-related practices and monitors the Company’s progress in this area. Periodically, and at least annually, our entire Board receives

CORPORATE GOVERNANCE
information on our sustainability and corporate social responsibility efforts, with a focus on the Company’s sustainability program, including performance against targets.
Cybersecurity
Cybersecurity is a critical part of our enterprise risk management. The Board, through its Audit Committee, oversees enterprise risk management, including cybersecurity. To more effectively address cybersecurity threats, we have numerous security layers within our least privilege network approach which is managed by our Information Technology (“IT”) department. Our cybersecurity programs align with numerous standards and continue to grow and develop as new technologies emerge. Further, we have regular user awareness testing and trainings in place which help keep all end users and executive leadership up-to-date on the most current threats. The global head of our IT department has responsibility over cybersecurity management globally and reports directly to the Chief Financial Officer. He has degrees in both management information systems and cybersecurity - and has held a number of progressing roles, including management of global infrastructure, information security and technology operations at Balchem, in addition to managing a global team of information technology and cybersecurity experts. The IT department provides regular updates to senior management and provides at least an annual update, or more frequently if necessary, to both the Audit Committee and the full Board regarding the current threat landscape at Balchem, cybersecurity technologies, mitigation strategies, industry trends and best practices that we follow, major cybersecurity incidents (if any), and other areas of importance. Additional activities to maintain and enhance information security are discussed below.
•	Reliable, Scalable Systems and Infrastructure
Our information security systems, infrastructure, and processes are built on and follow the U.S. National Institute of Standards and Technology (“NIST”) framework for information security, which is a set of guidelines, accepted standards, and best practices for mitigating organization cybersecurity risks published by NIST. We continue to make significant investments in industry-leading and advanced technologies as part of our strategy to strengthen our security posture, business continuity capabilities, and ability to protect and safeguard systems and stakeholder data. Our Information Security Program includes at least annual penetration testing of our systems by an independent third party.
•	Automation and Artificial Intelligence
We employ controlled security testing activities to evaluate attack vectors and validate our ability to detect and respond to cyber threats. Artificial intelligence is used as part of early warning systems designed to detect, alert, and respond to potential cyber threats.
•	Training
Recognizing that information security, stakeholder data, and privacy principles involve more than just systems and infrastructure, we provide semi-annual cybersecurity education and training to all users with access to IT systems, devices, or applications. Internal social engineering phishing campaigns are conducted frequently with the goal of building a culture of cybersecurity, as well as raising awareness and reinforcing best practices across the organization. In 2025, we also conducted cybersecurity tabletop exercises with our Board and senior management and will continue to provide training, as appropriate.
Third parties also play a role in our cybersecurity. We engage third-party services to conduct evaluations of our security controls, whether through penetration testing, independent audits or consulting on best practices to address new challenges. These evaluations include testing both the design and operational effectiveness of security controls.
We apply a risk-based approach to mitigate cybersecurity risks associated with our use of third-party service providers and cybersecurity considerations affect the selection and oversight of these third-party service providers. We perform risk-based due diligence on third parties with access to our systems, data or facilities, commensurate with the level of access and risk.
While we have experienced cybersecurity threats in the past in the normal course of business and expect to continue to experience such threats from time to time, to date, none have had a material adverse effect on our business, financial condition, results of operations or cash flows. Even with the extensive approach we take to cybersecurity, we may not be successful in preventing or mitigating a cybersecurity incident that could have a material adverse effect on us.

CORPORATE GOVERNANCE
In the event of a possible cybersecurity incident, we would immediately implement our crisis management plan, which includes the following steps:
(1)	Internal reporting and review of the incident or development
(2)	Gathering and assessing information
(3)	Developing and implementing a communications strategy
(4)	Monitoring and evaluating a response
(5)	Debrief and recovery
As part of the gathering and assessment of information in step (2) above, we will consider various factors to make a materiality determination of the incident, including business impact, potential costs, impacted data, scope of the incident, possible litigation or regulatory implications, and reputational damage.
Corporate Strategy
At least once per year, the Board and senior management engage in an in-depth strategic review of our corporate strategy and our business units’ strategic plans. These plans are designed to create long-term shareholder value and serve as the foundation upon which goals are established. Throughout the year, the Board reviews our strategy and monitors management’s progress against such goals.
Board Structure & Responsibilities
Role of the Board
The Board oversees the management and governance of the Company. The Board, acting directly or through its committees, monitors and oversees various matters, including, overall Company performance, the integrity of the Company’s financial controls, the Company’s strategic plan, the Company’s financial statements, the Company’s management succession plan, the Company’s enterprise risk management (including information technology and cybersecurity), the Company’s sustainability initiatives, and the Company’s ethical standards and legal compliance programs – while also selecting, evaluating and compensating a well-qualified Chief Executive Officer of high integrity, selecting individuals for Board membership and evaluating the performance of the Board and individual directors, reviewing and approving various compensation plans and executives’ compensation, and reviewing and approving the Company’s operating budget.
Board Size and Composition
The Board has the authority to set the size of the Board pursuant to our Bylaws which is currently set as seven directors. Six of the seven directors are independent, non-employee directors, with the remaining director serving as Chairman, President and CEO. Pursuant to our Bylaws, the number of directors of the Board shall be no less than three and no more than fifteen, with the exact number of directors as determined by the Board from time to time. Further, pursuant to our Corporate Governance Guidelines, all members of the committees of the Board must be independent directors.
Committees of the Board of Directors
The Board has the following standing committees, each of which is comprised solely of independent directors:
(1)	Executive Committee;
(2)	Audit Committee;
(3)	Compensation Committee; and
(4)	Corporate Governance and Nominating Committee.

CORPORATE GOVERNANCE
The Board appoints the members of each Committee. The Governance Committee evaluates and recommends to the Board the responsibilities of the Board committees, including composition of committees, structure of committees, and operations. The table below represents the current committee composition. Note that in addition to their existing committee assignments, Ms. Vicente was appointed to the Governance Committee and Mr. Wineinger was appointed to the Audit Committee, effective as of June 18, 2025, respectively.

Name	Audit	Compensation	Governance	Executive
David Fischer
Kathleen Fish			Chair
Daniel Knutson	Chair
Olivier Rigaud
Monica Vicente
Matthew Wineinger		Chair		Chair
Number of Committee Meetings Held in 2025	7	3	3	0

Audit Committee
The Audit Committee is directly responsible for appointing, compensating and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee also assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting, internal controls and procedures, and audit functions.
The other primary duties and responsibilities of the Audit Committee are to:
(1)	monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;
(2)	monitor the independence, qualifications, performance and compensation of the Company’s independent auditors;
(3)	establish policies and procedures with respect to enterprise risk assessment and risk management;
(4)	review Company procedures for identifying, monitoring, and mitigating risk exposures, including cybersecurity risks; and
(5)	provide an avenue of communication among the independent auditors, internal audit, management and the Board.
The Audit Committee’s role with respect to the Company’s risk oversight is discussed under the section above entitled “Corporate Risk Oversight.” The Audit Committee also monitors and, if necessary, investigates reports made to the Company’s hotline. Responsibilities, activities and the independence of the Audit Committee are discussed in greater detail under the section below entitled “Audit Committee Report.”
The Board has determined that Mr. Knutson, Chair of the Audit Committee, Mr. Rigaud, Ms. Vicente, and Mr. Wineinger all meet the qualifications of an “audit committee financial expert” under the applicable SEC rules. Further, the Board has determined all members of the Audit Committee are “independent” under the Nasdaq Listing Rules and SEC independence requirements applicable to audit committee members.
Compensation Committee
The duties of the Compensation Committee are, among other things, to:
(1)	ensure that compensation and benefit plans are aligned with the interests of shareholders and meet the needs of the Company and its employees;
(2)
review, approve and recommend to the Board for approval various aspects of a compensation program, including incentives, for the CEO and senior executives of the Company (the CEO may not be present during deliberations or voting on his compensation);

CORPORATE GOVERNANCE
(3)	recommend to the Board for approval the compensation of directors;
(4)	administer the Company’s equity compensation plans; and
(5)
interpret, construe, and administer the Company’s Incentive-Based Compensation Recovery Policy, including reviewing such policy from time to time and recommending any changes to the Board for adoption.

The Compensation Committee solicits input from our CEO with respect to the performance of our executive officers and their compensation levels no less frequently than annually, usually in the first quarter. The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and shareholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent permitted by applicable law, to any other body or individual.
In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
In setting 2025 director and executive compensation, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as their independent executive compensation advisory firm to provide survey data and advice on market trends on director and executive compensation.
Each year, the Compensation Committee evaluates the independence and quality of the services provided by its independent compensation consultant. The Compensation Committee considered the independence of Pearl Meyer under applicable SEC rules and regulations and Nasdaq listing standards. Based on its review, the Compensation Committee determined that Pearl Meyer was independent and that there were no conflicts of interest with respect to Pearl Meyer’s work for the committee.
In early 2026, the Compensation Committee reviewed with senior management its recommendations and basis for Company performance goals for payouts of 2026 annual incentive awards and long-term compensation awards. Following this discussion, the Compensation Committee set the 2026 Company performance goals for annual incentive awards and long-term compensation awards and also approved the long-term compensation awards. For information regarding the Compensation Committee’s role, absence of conflicts and fees, among other matters, see “Compensation Discussion and Analysis.”
Corporate Governance and Nominating Committee
The duties of the Governance Committee are, among other things:
(1)	considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board;
(2)	determining the criteria for Board membership, overseeing searches, and evaluating and recommending candidates for election to the Board;
(3)	evaluating and recommending to the Board responsibilities of the Board committees;
(4)	annually reviewing and assessing the adequacy of the Governance Guidelines and recommending any changes to the Board for adoption;
(5)	annually evaluating its own performance as well as overseeing an annual self-evaluation of the Board (which includes a director self-assessment) and other Board Committees;
(6)	overseeing compliance with the Company’s Stock Ownership Policies;
(7)
developing and recommending to the Board for approval a CEO and other key executive succession plan (the “Succession Plan”), reviewing the Succession Plan annually with the CEO and Board, developing and evaluating potential candidates for these positions and recommending to the Board any candidates or changes to previously identified candidates under the Succession Plan;

(8)
considering matters of corporate social responsibility, including reviewing the Company’s activities and practices regarding sustainability matters that are significant to the Company and periodically reviewing the Company’s sustainability strategy, initiatives and policies;

(9)	recruiting and evaluating new candidates for nomination by the full Board for election as directors;
(10)	preparing and updating an orientation program for new directors;

CORPORATE GOVERNANCE
(11)	evaluating the performance of current directors in connection with the expiration of their term in office and providing advice to the full Board as to their nomination for re-election; and,
(12)	annually reviewing and recommending policies on director retirement age.
Executive Committee
The Executive Committee is authorized to exercise all the powers of the Board in the interim meetings of the Board, subject to the limitations imposed by Maryland law. The Executive Committee, convenes as needed, and is also responsible for:
(1)	the recruitment, evaluation and selection of suitable candidates for the position of CEO, for approval by the full Board; and,
(2)	the preparation, together with the Compensation Committee, of objective criteria for the evaluation of the performance of the CEO.
Executive Sessions of the Board of Directors
The Company’s independent directors meet regularly in executive sessions following each regularly scheduled meeting of the Board. These executive sessions are presided over by the Lead Director.
Board Chair
The Board believes that establishing the right leadership structure is key to ensuring appropriate oversight of management and creating a strategic, forward-looking Board. The right leadership structure will vary depending on the needs of the Company and the Board’s assessment of the CEO. In evaluating its leadership structure, the Board considers a number of factors, including the CEO’s experience and leadership, the Board and Committee processes and procedures, shareholder feedback and best practices. Balchem’s Governance Committee continuously reviews the functioning of the Board and leadership structure and makes recommendations to the Board regarding the CEO, Chairman of the Board (the “Chair”) and Lead Director.
•
Our Corporate Governance Guidelines do not require the Chair to be an independent director and do not require separation of the Chairman and CEO positions. However, per our Corporate Governance Guidelines, the Board appoints a Lead Director who functions to reinforce the independence of the Board of Directors, and is appointed from the independent directors.

•
The Board and the Governance Committee regularly consider the appropriate leadership structure for the Company and have concluded that the Company and its shareholders are best served by the Board and the Governance Committee retaining discretion to determine whether the same individual should serve as both CEO and Chair.

•
The Board and the Governance Committee believe it is important to retain the flexibility to make this determination based on what it believes will provide the best leadership structure for the Company at any given time.

Mr. Harris, our CEO and President, has been the Chair since January 1, 2017. The Board and the Governance Committee currently believe the Company and its shareholders are best served by having Mr. Harris serve in both positions. The Board and the Governance Committee believe several factors support this decision. These include:
•
The combined Chair and CEO structure promotes decisive leadership, ensures clear accountability and enhances our ability to communicate with a single and consistent voice to shareholders, employees and other stakeholders.

•
Mr. Harris has an extensive understanding and grasp of our business and operations, competitive pressures and the challenges the Company faces in the current environment, and has demonstrated leadership and management skills, and is best situated to lead and focus discussions on those critical matters affecting the Company, which increases the effectiveness of Board meetings.

•
Finally, the combination of the Chair and the CEO position succeeds because of the engaged, knowledgeable involvement of our Board in combination with our culture of open communication with the CEO and senior management, enabling the CEO to be an effective conduit between management and the Board.

CORPORATE GOVERNANCE
Lead Director
Our board leadership structure, especially when the same individual serves as CEO and Chair of the Board, is supported by the active function of the Lead Director, who is appointed from the independent directors and provides and confirms the necessary independence in the functioning of the Board.
Mr. Wineinger has served as Lead Director since February 2023. The Lead Director role entails significant responsibility and reinforces the independence of the Board.
The Lead Director serves at the pleasure of the Board and, in any event, only so long as that person is an independent director of the Company. The Governance Committee annually reviews the functions of the Lead Director and recommends to the Board any changes that it considers appropriate. The Lead Director provides a source of Board leadership complementary to that of the Chair.
The Lead Director’s responsibilities include:
(1)	working with the Chair and other directors to set agendas for Board meetings;
(2)	together with the Executive Committee, providing leadership in times of crisis;
(3)	reviewing the individual performance of each of the directors with the Chair of the Governance Committee;
(4)	chairing regular meetings of independent Board members without management present (executive sessions);
(5)	acting as liaison between the independent directors and the Chair; and
(6)	chairing Board meetings when the Chair is not in attendance.
Compensation Committee Interlocks and Insider Participation
Mr. Fischer, Ms. Fish, Mr. Knutson and Mr. Wineinger, each of whom is an independent director of the Company, served as members of the Compensation Committee during 2025.
None of Mr. Fischer, Ms. Fish, Mr. Knutson nor Mr. Wineinger:
(i)	was, during the last completed fiscal year, an officer or employee of the Company,
(ii)	was formerly an officer of the Company, or
(iii)	had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.
During 2025, there were no interlocking relationships between the Board or Compensation Committee, or the board of directors or compensation committee of any other company that are required to be disclosed under Item 407 of Regulation S-K.
Related Party Transactions Policy
See page 57 of this Proxy Statement.
Insider Trading Policy
We have adopted an Insider Trading Policy and related procedures governing the purchase, sale and other disposition of our securities by directors, officers, and employees, as well as the Company itself, that is designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. The Insider Trading Policy prohibits directors and employees from buying or selling Company derivative securities or from engaging in hedging transactions.
Director Retirement Policy
In accordance with the Company’s Corporate Governance Guidelines, directors must satisfy the Company’s age limit policy for directors, which require that a director retire at the conclusion of the term in which the director reaches the age of 70 (the “Director Retirement Policy”).
Nominations of Directors
The Governance Committee considers recommending that the Board re-nominate incumbent directors who continue to satisfy the Company’s criteria for membership on the Board, particularly whether the director will continue to make meaningful contributions to the Board. When vacancies occur on the Board, the Governance Committee will solicit recommendations from Board members, members of management and others likely to be familiar with qualified candidates.

CORPORATE GOVERNANCE
The Governance Committee typically engages a professional search firm to assist in identifying qualified candidates. The Company may also consider candidates recommended by one or more substantial, long-term shareholders. Generally, shareholders that individually or as a group hold 5% or more of our Common Stock for more than one year will be considered substantial, long-term shareholders. To be considered by the Governance Committee, the nomination must comply with Article II, Section 6 of our Bylaws and be properly submitted to the Secretary of the Company by the deadline for including shareholder proposals as set forth on page 71 in “Shareholder Proposals for 2027 Annual Meeting of Shareholders.” Shareholder nominations that comply with these procedures and meet the criteria outlined above and in our Bylaws will receive the same consideration as other candidates.
The Governance Committee considers the following criteria when evaluating candidates:
(1)	have experience and skills in areas critical to understanding the Company and its business;
(2)	possess certain personal characteristics, such as integrity and judgment;
(3)	have a diverse background of experience and perspectives (including business experience, geographic origin, age, gender, and ethnicity); and
(4)	have sufficient ability to commit the necessary time and effort required to serve on the Board.
Members of the Governance Committee (and/or the Board) also meet personally with each candidate to evaluate the candidate’s ability to work effectively with other members of the Board, while also exercising independent judgment. The Board believes that diversity within a Board promotes the inclusion of different perspectives and ideas and ensures that the Company benefits from all available talent. Therefore, the Board evaluates each candidate in the context of the Board as a whole, with the objective of recommending an individual that can best contribute to perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment based upon a diversity of background, experience and perspectives.
Board Refreshment
As noted above, the Board seeks to identify a diverse talent pool of highly qualified candidates for consideration as part of board refreshment. We believe that Board membership should reflect diversity in its broadest sense and that diversity within a Board promotes the inclusion of different perspectives and ideas, mitigates against groupthink and ensures that the Company has the opportunity to benefit from all available talent. We also seek to combine the skills and experience of our long-standing Board members with fresh perspectives, insights, skills and experiences of new members.
In selecting and assessing potential Board candidates, the Board, with the support of the Governance Committee, takes into consideration a broad range of factors such as skills, expertise, breadth of experience, understanding of business and financial issues, ability to exercise sound judgment, leadership, achievements and experience in matters affecting business and industry, board experience and viewpoints, including a candidate’s gender, race, ethnicity, geography and other factors that would complement the existing Board and contribute to enhancing the quality of the Board’s deliberations and decisions, recognizing that our businesses and operations are diverse and global in nature.
The Board is comprised of 7 members, two of whom are women (28.5% gender diversity). See page 18 of this Proxy Statement for board composition pie charts with information regarding board independence, board tenure, and board age range.
Meeting Attendance
During 2025: (i) the Board held five meetings; (ii) the Audit Committee held seven meetings; (iii) the Compensation Committee held three meetings; (iv) the Governance Committee held three meetings; and (v) the Executive Committee did not meet.
Each of our directors demonstrates their strong engagement, has adequate time to devote to Board matters, and has high attendance. During 2025, all directors attended, on average, 98.6% of Board meetings and 97.8% of all Committee meetings on which they served during that year. Only two directors attended less than 100% (but at least 75%) of all meetings. Note that Ms. Vicente was appointed to the Governance Committee and Mr. Wineinger was appointed to the Audit Committee, effective as of June 18, 2025, respectively. Committee meetings held prior to their respective appointments are not included for purposes of the attendance calculations.

CORPORATE GOVERNANCE
Communicating with the Board of Directors and Shareholder Engagement
We maintain an active dialogue with our shareholders. We value the opinions of our shareholders and other stakeholders and welcome their views on key issues. We engage with shareholders in a number of ways, including the following:
•	Hold annual election of directors
•	Hold advisory approval by shareholders of executive compensation (“Say-on-Pay” votes) annually
•	Senior management attends major investor conferences each year
•	Majority voting in uncontested director elections
•
Hold “Say-on-Frequency” votes regarding advisory approval of executive compensation at least every six years (Note: Based on the results of the 2023 Say-on-Frequency vote, the Company will hold Say-on-Pay votes annually)

•	Share information through the Company website, Annual Report, press releases, and SEC filings, including 10-K, 10-Q, 8-K, and Proxy Statement
Members of the Board and executive officers are accessible by mail in care of the Company. Any matter intended for the Board or for any individual member or members of the Board should be directed to the Secretary with a request to forward the communication to the intended recipient. In the alternative, shareholders may direct correspondence to the Board via the Chairman or to the attention of the Lead Director in care of the Company at the Company’s principal executive office address, 5 Paragon Drive, Montvale, New Jersey, 07645. The Company will forward such communications, unless of an obviously inappropriate nature, to the intended recipient.
Please see further details regarding our shareholder engagement and Say-on-Pay vote in 2025 on page 37 of this Proxy Statement.
Director Compensation
The Compensation Committee periodically reviews, in consultation with their independent executive compensation advisory firm, to ensure alignment of Non-Executive Director compensation with current market and peer group practices.
For 2025, the non-equity components of the non-executive director compensation amounts are as follows:
(1)	Annual Cash Retainer for each non-executive director –$75,000;
(2)	Annual Fee for Lead Director –$25,000;
(3)	Annual Fee for Audit Committee Chair –$20,000;
(4)	Annual Fee for Compensation Committee Chair –$15,000; and
(5)	Annual Fee for the Governance Committee Chair –$15,000.

CORPORATE GOVERNANCE
Directors also received equity awards composed of Time-Based Restricted Shares as more fully discussed in the table below. Starting in 2025, Directors do not receive any Stock Options.
The following table sets forth the fees, equity awards, and other compensation earned, paid, or awarded to each of the Company’s Non-Executive Directors for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
David Fischer	$75,000	$155,996	$0	$230,996
Kathleen Fish	$90,000	$155,996	$0	$245,996
Daniel Knutson	$95,000	$155,996	$0	$250,996
Olivier Rigaud	$75,000	$155,996	$0	$230,996
Monica Vicente	$75,000	$155,996	$0	$230,996
Matthew Wineinger	$115,000	$155,996	$0	$270,996

(1)
On February 12, 2025, each Non-Executive Director, was granted 980 Time-Based Restricted Shares. The Time-Based Restricted Shares vest in full after one year. The grant date fair value per share of each share of restricted stock was $159.18.

The following table shows the aggregate number of Stock Options and Stock Awards outstanding for each outside director as of December 31, 2025:

Name	Aggregate Stock Options Outstanding as of 12/31/2025	Aggregate Unvested Stock Awards as of 12/31/2025
David Fischer	11,307	2,050
Kathleen Fish	5,267	2,050
Daniel Knutson	17,307	2,050
Olivier Rigaud	1,730	1,520
Monica Vicente	1,730	1,520
Matthew Wineinger	17,307	2,050

Under the Restricted Stock grant agreements for grants made in 2025, Time-Based Restricted Shares vest in full one year from grant, provided the director has remained a director of the Company through such vesting date. The restricted shares will also vest in full upon the director’s death.
In the event of the director’s disability, the number of Time-Based Restricted Shares that vest equals the product of:
(A)	1/12 of the total number of Time-Based Restricted Shares subject to the applicable grant; and
(B)
the number of full months that the director has served on the Board from the date of the grant to the date of the director’s disability; and all Time-Based Restricted Shares not so vested shall be immediately forfeited.

In the event a director ceases to be a member of the Board other than by reason of death or disability or change in control, restricted shares are forfeited. The treatment of Time-Based Restricted Shares in the event of a change in controls (as defined under the Amended 2017 Plan) will be governed by the terms of such plan.
If a director voluntarily retires:
(1)	in accordance with the Company’s Director Retiree Program and the combination of the Director’s age and years of service as a member of the Board is equal to or greater than 75; or
(2)
prior to the conclusion of his or her term in which he or she reaches the age of 70 and the combination of the Director’s age and years of service as a member of the Board is equal to or greater than 75 and he/she has given the Company one (1) year’s prior written notice to the Company of his/her intention to retire;

CORPORATE GOVERNANCE
then, notwithstanding anything to the contrary in the Amended 2017 Plan:
(A)	all Stock Options shall continue to vest and become exercisable in accordance with their original vesting schedule; and
(B)	All Time-Based Restricted Shares (including those granted within one year of the Director’s retirement) shall continue to vest in accordance with their original vesting schedule.
The Company does not pay any other direct or indirect compensation to directors.
The Company has a Stock Ownership Policy that applies to directors. See “Stock Ownership Requirements; Trading Limitations” on page 43 of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This CD&A focuses on the compensation of our NEOs for fiscal year 2025.
Named Executive Officers
Our NEOs for 2025 are the following individuals:

Name	Position
Theodore L. Harris	Chairman, President and Chief Executive Officer
C. Martin Bengtsson	Executive Vice President and Chief Financial Officer
Frederic Boned	Senior Vice President and General Manager, Human Nutrition and Health
Hatsuki Miyata	Executive Vice President, Chief Legal Officer and Secretary
M. Brent Tignor	Senior Vice President and Chief Human Resources Officer

Executive Summary
In this section we highlight our 2025 performance and decisions made by the Compensation Committee to further our strategic objectives and to effectively align the interests of our NEOS with shareholders and other stakeholders.
2025 Company Performance
2025 was a year of strong performance and continued strategic advancement for Balchem. The Company delivered growth across all three business segments, increased sales and earnings, generated strong cash flow, maintained a disciplined approach to capital allocation, and advanced important strategic and sustainability initiatives. These results reflected the strength of Balchem’s diversified portfolio, the resilience of its business model, and management’s continued focus on execution, innovation, and long-term value creation.

Note: GAAP Net Earnings were $154.8 million for FY 2025 and $128.5 million for FY 2024. Please refer to the reconciliation of the above non-GAAP financial measures (Adjusted EBITDA, Adjusted Net Earnings, and Adjusted Earnings Per Share) to the comparable GAAP financial measures in Appendix A beginning on page A-1 of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
Key 2025 business highlights and accomplishments included:
•	Net sales of $1.037 billion, an increase of 8.8% from 2024.
•	Adjusted EBITDA of $274.9 million, an increase of 9.8% from 2024.
•	Adjusted net earnings of $167.9 million and adjusted diluted EPS of $5.15, increases of 17.4% and 17.8%, respectively, from 2024.
•	Growth across all three business segments—Human Nutrition & Health, Animal Nutrition & Health, and Specialty Products.
•	Operating cash flow of $216.6 million and free cash flow of $173.6 million, with free cash flow conversion of 103% of non-GAAP net earnings.
•	A net debt leverage ratio of 0.3x trailing twelve-month adjusted EBITDA at year end, reflecting continued balance sheet strength and financial flexibility.
•	A 10% increase in the annual dividend to $0.96 per share, representing the seventeenth consecutive year of double-digit annual dividend increases.
•
Continued execution against strategic growth priorities, including investment in specialty nutrients, microencapsulation, nutrient delivery systems for dairy, functional solutions, innovation, and geographic expansion.

•	Continued progress on sustainability priorities.
Fiscal Year 2025 Compensation Highlights
Against this backdrop of strong performance in 2025, below is a summary of the key compensation decisions for our NEOs for fiscal year 2025:
•	Base Salary: All NEOs received (merit or market-based) increases to better align them with market competitive pay levels and recognize strong individual and Company performance.
•	Cash-Based Incentive Compensation Plan: 2025 Incentive Compensation Plan (“ICP”) payout was earned at 176.78% of target based on achievement of adjusted EBITDA, revenue and free cash flow goals.
•
Long-Term Incentive Program: 2025 target equity value was delivered 50% in performance shares, 25% in stock options and 25% in restricted shares. Performance shares for the 2025-27 period will be earned based on achievement of EBITDA goals. Relative TSR will also be a factor and applied as a +/- 25% modifier to EBITDA performance. Stock Options have a ten-year term and vest 20% after Year 1, 40% after Year 2 and 40% after Year 3. Restricted shares vest over a 3 year period (25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date).

•	2023-25 Performance Share Payout: The performance shares granted in 2023 were earned at 155.6% of target based on 3-year EBITDA and relative TSR performance.
Compensation Objectives and Philosophy
At Balchem, we strive to attract and retain key executives who will consistently deliver short- and long-term value to our shareholders through the realization of our specific business objectives. These include consistent, sustained growth in earnings, cash flow and return on investments. We seek to offer competitive salaries, cash incentives, equity awards and benefit plans consistent with peer entities, while also considering the Company’s financial performance. Rewarding key employees who contribute to the continued success of the Company through cash compensation and equity participation are key elements of the Company’s compensation policy.
The Company’s executive compensation policy is designed to establish a direct link between executive compensation and the performance of the Company by rewarding individual results and the achievement of annual corporate goals through salary and cash bonus awards, and to provide equity awards to incentivize executives to generate enhanced shareholder value.
Consistent with this philosophy, the Compensation Committee favors a “pay for performance” approach. As a result, our compensation program contains a mix of stable and at-risk compensation components, where a significant percentage of executive compensation is variable and tied to corporate performance.

COMPENSATION DISCUSSION AND ANALYSIS
What We Do and Don’t Do

What We DO	What We DON’T DO
Target total direct compensation for our NEOs around relevant market data, while also considering tenure, experience, and other factors.	Allow hedging or pledging of Company securities for any employee (including our NEOs) or director.

Pay for performance and, accordingly, a significant portion of each NEO’s total compensation opportunity is “at risk” and dependent upon achievement of specific corporate and individual performance goals, resulting in lesser emphasis on fixed base salary.
Encourage unnecessary or excessive risk-taking as a result of our compensation policies and practices.
Base our short-term incentive plan on explicit and quantifiable Corporate and business segment financial performance metrics that are set at the beginning of each year.	Have employment agreements with any of our NEOs other than as described in the section of this Proxy Statement titled “Executive Compensation.”
Complement our annual compensation to each NEO with time-based and performance-based multi-year vesting schedules and performance cycles for equity incentive awards.	Provide a defined benefit pension plan for our NEOs.
Have annual base salary adjustments that are based, primarily, on prior-year individual performance.
Provide for “gross ups” for excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of Internal Revenue Code of 1986, as amended (the “Code”).

Adopted an Incentive-Based Compensation Recovery Policy, or clawback policy, pursuant to which the Company can seek reimbursement of either cash or equity-based incentive compensation in the event of a financial restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws.
Provide for single-trigger vesting acceleration upon a change in control under the Company’s Executive Severance Policy.
Maintain a Compensation Committee, which is comprised solely of independent directors.	Allow: (i) any repricing of options and Stock Appreciation Rights (“SARs”) without shareholder approval or (ii) for the unlimited transferability of awards.
Have stock ownership guidelines for our directors and executive officers.
Subject awards under the Amended 2017 Plan to minimum vesting periods and maximum annual per-person limits.
Double-trigger vesting acceleration upon a change in control under the Company’s Executive Severance Policy.
Ensure that a significant portion of our non-employee director compensation consists of long-term equity awards.
Consult with outside experts to determine the overall competitiveness of the Company’s executive compensation program.

COMPENSATION DISCUSSION AND ANALYSIS
Consideration of 2025 Shareholder Advisory Vote on Executive Compensation
Shareholder Engagement and Say-on-Pay Vote
During our 2025 Annual Meeting of Shareholders, 93.8% of votes were cast in support of the compensation of our NEOs. We believe this strong support is in recognition of our pay-for-performance compensation philosophy where the majority of executive compensation is tied to variable pay and payouts are aligned with the Company’s performance.
We are committed to both listening and being responsive to our shareholders. The Compensation Committee carefully considers the results of the advisory vote on the approval of the compensation of our NEOs, commonly referred to as “Say-on-Pay.” Throughout the course of the year, we engage with shareholders in various ways as indicated below under “Shareholder Engagement Highlights.” In particular, during 2025, we actively reached out to our shareholders representing over 75% of outstanding shares in relation to executive compensation to help identify their views on our executive compensation programs and, where appropriate, implement changes.

Shareholder Engagement Highlights
Engaged with: Institutional investors Retail shareholders Pension funds Proxy advisory firms Industry associations
Engaged through:

Quarterly earnings call

Investor conferences

Individual investor meetings

Annual General Meeting of Shareholders

Sustainability Report

Data verification process of proxy advisory firms
Engagements include: President, Chairman and CEO CFO and Investor Relations team Executive Officers Independent Directors Head of Global Sustainability

In 2025, engaged with shareholders representing:	Information shared through: • SEC filings including 10-K, 10-Q, 8-K and Proxy Statement • Quarterly earnings call • Press releases • Company website • Media and digital platforms

The Company communicates regularly with shareholders on various matters, including executive compensation, and seeks to incorporate shareholder input into its executive compensation practices. The Compensation Committee will continue to consider shareholder feedback and evolving best practices in making compensation decisions in future years and will continuously endeavour to ensure that management’s interests are aligned with those of our shareholders and support long-term value creation.
Awards Under Incentive Plan
In addition, and driven in part by our efforts to maintain best practices in executive compensation, the following features are included in the Amended and Restated Balchem Corporation 2017 Omnibus Incentive Plan (the “Amended 2017 Plan”):
•	Limitation on Shares: The maximum number of shares which may be issued under the Amended 2017 Plan is 2,400,000 shares;
•	No Repricing of Stock Options or SARs: No repricing (or amendments or replacements related to a repricing) of outstanding Stock Options/SARs is allowed without shareholder approval;
•	No Discounted Awards: The exercise price per share of stock under a Stock Option or SAR award must be not less than the fair market value of our Common Stock on the date of grant;

COMPENSATION DISCUSSION AND ANALYSIS
•
Minimum Vesting: Except for 5% of the shares authorized for grant under the Amended 2017 Plan and other limited exceptions, awards (other than cash performance awards) are generally subject to a minimum vesting period of one year;

•
Dividends or Dividend Equivalents: Dividends or dividend equivalents otherwise payable on an unvested award will accrue and be paid only when the vesting conditions applicable to the underlying award have been satisfied;

•	No Liberal Share Recycling: Recycling of shares used to satisfy the exercise price or taxes for any awards is prohibited;
•	No Liberal Change in Control: The consummation of a merger or similar transaction and a minimum acquisition of 50% of the outstanding shares is required before a change-in-control occurs;
•	No Automatic “Single-Trigger” Vesting on Change in Control: There is no automatic acceleration of any outstanding awards upon the occurrence of a change in control;
•
Limitations on Awards to Non-Employee Directors: In the case of awards to non-employee directors, the maximum amount or value that may be granted in any calendar year (inclusive of cash compensation) may not exceed $800,000; and

•
Compensation Recovery: In the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirements under the securities laws, the Compensation Committee would have the discretion to require reimbursement or forfeiture of certain excess performance-based awards received by certain executive officers of the Company during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement.

Compensation Committee Methodology
NEOs Other than the CEO:
•	The CEO recommends to the Compensation Committee the amount of total annual compensation for each of the other NEOs.
•	The CEO completes an annual performance assessment for each of the other NEOs, which is reviewed and considered by the Compensation Committee.
The CEO:
•
The Compensation Committee conducts an annual performance appraisal of the CEO using evaluation information solicited from each independent Board member and recommends to the Board the annual compensation package for the CEO.

In determining the compensation of the Company’s NEOs for 2025, the Compensation Committee considered many quantitative and qualitative performance factors, including the financial performance of the Company, return on equity, cash flow, return on assets, growth, management of assets, liabilities, capital, liquidity and risk. The Compensation Committee also considered intangible factors such as the scope of responsibility of the NEO leadership within the Company, the community, the applicable industries in which the Company operates and the enhancement of shareholder value.
When establishing performance criteria for each of the NEOs and for the management team as a group, the Compensation Committee endeavours to balance short-term and long-term performance of the Company and cumulative shareholder value.
All factors are considered in the context of the market for Balchem’s products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment.
The Compensation Committee believes that the total compensation provided to the NEOs is competitive and has been demonstrated as effective. Details regarding the NEO compensation are set forth in the tables that follow.
Compensation Consultants
The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management, where it deems such delegation appropriate and permitted under applicable law.

COMPENSATION DISCUSSION AND ANALYSIS
To better understand the compensation practices of similar companies, the Compensation Committee from time to time, reviews data gathered from a custom peer group. In late 2023, the Compensation Committee, upon close consultation with Pearl Meyer, completed a review and update of Balchem’s peer group. Peer group information serves as the primary reference point for the Compensation Committee with Pearl Meyer’s market survey data used as a secondary reference. The peer group was refreshed in December 2023 and was used for benchmarking purposes in 2025.
2025 Peer Group Companies
The following companies comprised our peer group for 2025:

Ashland Global Corp.	Hain Celestial Group	MGP Ingredients
Avient Corp.	H.B. Fuller Co.	Minerals Technologies
Azek Company	Hexcel	Quaker Chemical Corp.
Cabot Corp.	Ingevity Corp.	Sensient Technologies
Celsius Holdings	Innospec Inc.	Stepan Co.
CSW Industrials	J&J Snack Foods Corp.	The Simply Good Foods Co.
Element Solutions	Lancaster Colony Corp.	Treehouse Foods
FMC Corp.

This peer group was developed based on comparability to the Company in terms of industry and size (revenue and market capitalization). In December 2023, based upon a peer group review and recommendations from Pearl Meyer, the Compensation Committee approved the current peer group. The changes were made to enhance the alignment of the peer group with the current size of Balchem and the markets that we serve.
Benchmarks
While compensation survey data and benchmarking are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations, particularly with respect to individual performance. Accordingly, our Compensation Committee applies its judgment to adjust and align each individual element of our compensation program with the broader objectives of the program. For example, we consider other factors, including, but not limited to, the Company’s historical compensation trends; recommendations of the CEO; the performance of the Company, its operating units and their respective executives; market factors such as the health of the economy and of the industries served by the Company; the availability of executive talent; executives’ length of service; and internal assessments and recommendations regarding particular executives.
Base Salary
Base salary is the fixed component of pay based on each NEO’s job responsibilities, performance and competitive benchmark data. Annual incentive cash bonuses and long-term compensation also are based on a percentage of base salary.
To ensure we attract and retain the leadership talent required to successfully lead the Company, NEO base salaries are targeted to be competitive with base salary compensation paid to peer group NEOs and other relevant external benchmarks derived from established market survey information.
In establishing NEO base salaries, the Compensation Committee also considers:
•	experience and industry knowledge;
•	the quality and effectiveness of their leadership;
•	performance relative to total compensation;
•	internal pay equity among the NEOs and other Company senior executives;
•	historical considerations;
•	retention factors; and
•	input from our CEO regarding individual performance.

COMPENSATION DISCUSSION AND ANALYSIS
NEO base salaries are reviewed annually and may be adjusted to recognize individual performance, promotions, competitive compensation levels, retention requirements, internal pay equity, overall budgetary considerations and other qualitative factors.
Cash Based Incentives – Incentive Compensation Plan
Balchem’s Incentive Compensation Plan (“ICP”) represents a variable, at-risk, cash-based component of each NEO’s compensation. The Company’s policy is to base a meaningful portion of NEO cash compensation on variable incentive opportunities that drives year-over-year financial performance to align NEO compensation opportunities directly with Company financial performance.
ICP awards are based on two financial metrics:
•
Company Adjusted EBITDA (defined as earnings before interest, other expense/income, taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses and legal settlements, and the fair valuation of acquired inventory); and,

•	Free Cash Flow (defined as operating cash flow minus capital expenditures).
Unless the Compensation Committee in its discretion determines otherwise, no ICP awards are payable unless the Company attains the Compensation Committee-approved threshold minimum of Adjusted EBITDA.
Adjusted EBITDA and Free Cash Flow are financial measures that are not in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes that the use of these measures in the executive compensation context is helpful in evaluating and comparing our past financial performance with our future results.
These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP; however, the Company believes that they provide useful information about certain of the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future in the context of evaluating the performance of our executive officers.
From time to time, the Compensation Committee may approve the inclusion of a modifier in the ICP structure at the time the ICP structure/design is reviewed and approved for a particular year. As part of the 2022 ICP design and onwards (through end of 2025), the Compensation Committee approved the inclusion of an ESG component in the ICP structure for senior management in the form of an ESG modifier of +/- 10% in an effort to drive accountability in advancing progress towards our ESG goals, including reducing greenhouse gas emissions by 25% by 2030 (from a 2020 baseline) and reducing water withdrawal by 25% by 2030 (from a 2020 baseline). Achieving progress toward these strategic targets is a baseline expectation and the enhancement or reduction of the ICP will only be for achievement well above or below overall expected progress towards our ESG goals. Regardless of ESG performance, the maximum payout for ICP is 200% of target.
The Compensation Committee may in its discretion approve cash-based bonuses when ICP goals are not met, if it believes there has nevertheless been exceptional segment or individual performance. No such discretionary bonuses were approved by the Compensation Committee in 2025. The Compensation Committee may also approve at its discretion ICP or discretionary cash-based awards at other times during the year in connection with new appointments or promotions. Our Compensation Committee does not time the issuance of incentive awards around our release of undisclosed material information.
ICP target amounts for each NEO are expressed as a percentage of actual base salary earned during the applicable calendar year. For 2025, NEO ICP targets were:

NEO	ICP Target as a Percent of Base Salary
Ted Harris	115%
C. Martin Bengtsson	75%
Frederic Boned	70%
Hatsuki Miyata	70%
M. Brent Tignor	60%

COMPENSATION DISCUSSION AND ANALYSIS
For the 2025 plan year, the Compensation Committee established the Adjusted EBITDA and Free Cash Flow performance weighting and metrics as follows:

Metric	Weighting	Threshold	Target	Stretch	Maximum
Adjusted EBITDA	60%	$250.3	$262.3	$270.2	$280.7
Revenue	20%	$953.7	$1,000.1	$1,020.1	$1,035.1
Free Cash Flow	20%	$139.4	$154.9	$162.6	$170.4
ESG Modifier for Executive Officers	+/- 10%

2025 ICP Discussion
On February 11, 2026, the Compensation Committee, following its review of the Company’s 2025 financial results, noted that the Company had achieved the following results:

Metric	2025 Result	Actual vs. Target	Payout Percentage
Adjusted EBITDA	$274.9 million	104.8%	161.3%
Revenue	1,037.2 million	103.7%	200%
Free Cash Flow	$173.6 million	112.1%	200%

Based on the resulting Adjusted EBITDA, Revenue and Free Cash Flow results, the Compensation Committee, approved the aggregate ICP payout level at 176.8% of target. With respect to the ESG modifier, the Compensation Committee recognized that continued strong progress was made in 2025, consistent with expectations. The modifier is intended to apply only to achievement that is well above or below overall expected progress. Hence, the Compensation Committee did not modify the 2025 ICP payout up or down based on progress towards ESG goals during 2025.
For additional detail on the ICP, see “Summary Compensation Table – Non-Equity Incentive Plan Compensation.”
Equity Based Compensation – Long-Term Incentive Program (“LTIP”)
Our NEOs have significant responsibility for the management, growth and long-term success of the Company. Consequently, the Compensation Committee believes that a significant portion of their compensation be a variable, at-risk equity component that is aligned with the creation over time of value for shareholders and stakeholders while supporting critical retention and key leadership development efforts.
LTIP Awards
The Compensation Committee establishes each NEO’s annual incentive target value expressed as the dollar value of the LTIP award. The 2025 incentive target value for each NEO is shown below:

NEO	2025 Long-Term Incentive Target Value
Ted Harris	$4,200,000
C. Martin Bengtsson	$1,500,000
Frederic Boned	$1,000,000
Hatsuki Miyata	$1,167,000
M. Brent Tignor	$817,000

The Target Equity Value is then converted into equity awards based upon the fair value on the date LTIP awards are granted, usually in February of each calendar year, as computed in accordance with FASB Accounting Standards Codification 718.
Although the Compensation Committee approves the LTIP equity in this time frame, it also reviews competitive market data for NEOs from time to time. The Compensation Committee may grant LTIP awards at other times during the year because of new appointments, promotions or other special circumstances. Our Compensation Committee does not time the grants of incentive awards around our release of undisclosed material information. The Compensation Committee may in its discretion adjust individual grants based upon individual performance.

COMPENSATION DISCUSSION AND ANALYSIS
The Target Equity Value is granted through a mix of stock options (“Stock Options”), time-based restricted shares (“Time-Based Restricted Shares”) and Performance Shares (as defined below) as follows:
•
25% of the 2025 Target Equity Value is awarded as Stock Options with an exercise price equal to the fair market value of our Common Stock on the date of grant. Stock Options have a ten-year term and vest 20% after Year 1, 40% after Year 2 and 40% after Year 3.

•
25% of the 2025 Target Equity Value is awarded as Time-Based Restricted Shares which are granted at the fair market value of our Common Stock on the date of grant and vest over a 3 year period (25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date.

•
50% of the 2025 Target Equity Value is awarded as EBITDA performance shares (“EBITDA Performance Shares”). The number of EBITDA Performance Shares that will vest (or not vest) is based upon the attainment of a pre-determined Company EBITDA performance target over the three (3) fiscal years beginning with the fiscal year in which the grant was made (“Performance Period”). The EBITDA Performance Shares will vest (or not vest) at the end of the Performance Period. A TSR modifier of +/- 25% will be applied to EBITDA payout achieved.

The 2025-2027 Performance Period will conclude at the end of fiscal 2027 and the awards will pay out, to the extent earned, in shares of common stock in February 2028.
2023 Performance Share Payout Discussion
On February 11, 2026, the Compensation Committee, following its review of the Company’s EBITDA and TSR performance from the 2023-2025 Performance Period, approved the following payout for the 2023 Performance Share grant:

2023 PSU GRANTS EBITDA (50% Weight)
2022 FY EBITDA	2025 FY EBITDA	Actual EBITDA Growth (2023-2025)	Threshold EBITDA Growth (50% of Target Payout)	Target EBITDA Growth (100% of Target Payout)	Maximum EBITDA Growth (200% of Target Payout)	EBITDA Payout as a % of Target
$196.7	$254.7	29.5%	10.0%	24.2%	31.5%	172.6%

2023 PSU GRANTS - Relative TSR (50% Weight)
Balchem TSR	Russell 2000 25th %'ile (50% of Target Payout)	Russell 2000 50th %'ile (100% of Target Payout)	Russell 2000 75th %'ile (200% of Target Payout)	Balchem %'ile Rank	TSR Payout % of Target
18.3%	-46.8%	3.0%	61.7%	58.9	135.6%

In aggregate, the 2023-2025 Performance Shares (PSUs) vested in 155.6% of the target units originally granted.

COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership Requirements; Trading Limitations
The Company has formal stock ownership requirements for its directors and executive officers. The requirements under the Company’s Stock Ownership Policy for Directors and Executive Officers are:

Director/Officer	Ownership Requirement (as a multiple of the annual cash retainer* or base salary)
Directors	5x
CEO	5x
Chief Financial Officer	3x
All Other Executive Officers	2x

*	The cash retainer is exclusive of any fees received for serving as Lead Director and/or Committee Chair(s).
Both directors and executive officers have five years from the date of hire or commencement of service as a director, as applicable, to attain the required level of ownership. The number of shares to be held will be calculated at the end of each fiscal year based on the closing price of the Company’s common stock on Nasdaq as of December 31 of each calendar year and submitted to the Governance Committee for review. Once the holding requirement is met, any subsequent change in the value of the shares will not affect the amount of stock that executive officers or directors should hold. In the event an executive officer’s annual base salary is increased or a director’s annual cash retainer is increased, such officer or directors will have five years from the time of increase to acquire any additional shares needed to meet the requirements under the Stock Ownership Policy. Further, executive officers who are subsequently promoted to a higher officer level will have five years from the date of promotion to acquire any additional shares needed to meet this policy.
For purposes of the stock ownership requirement, the following are included:
•	value of shares owned separately or owned jointly with, or separately by, immediate family members residing in the same household;
•	value of shares held in trust for the benefit of the Executive Officer or Director and immediate family members;
•	value of shares purchased on the open market;
•	value of shares acquired and held by an Executive Officer through the Company’s 401(k) plan;
•	value of shares obtained through stock option exercise (and not thereafter sold); and
•	value of shares of restricted stock or performance shares, which have vested free and clear of restrictive legends.
Stock ownership does not include unexercised stock options, stock appreciation rights, or the non-vested portion of any stock options, restricted stock or performance awards.
Pursuant to the Stock Ownership Policy, the Governance Committee may, at its discretion, waive the stock ownership requirement if compliance would create an undue hardship or prevent an Executive Officer or Director from complying with a court order. In such instances, the Governance Committee may make a decision to develop an alternative stock ownership program for such executive officer or director that reflects the intention of the policy and give appropriate consideration of personal circumstances.
All directors and officers are currently in compliance with our Stock Ownership Policy.
Clawback Policy
In 2023, the Company formally adopted an Incentive-Based Compensation Recovery Policy, or clawback policy, pursuant to which the Company can seek reimbursement of either cash or equity-based incentive compensation in the event of a financial restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. This policy, which applies to current and former executive officers, applies broadly to incentive-based compensation, including:
(i)	non-equity incentive plan awards that are earned solely or in part by satisfying a financial reporting measure performance goal;

COMPENSATION DISCUSSION AND ANALYSIS
(ii)	bonuses paid from a bonus pool, where the size of the pool is determined solely or in part by satisfying a financial reporting measure performance goal;
(iii)	other cash awards based on satisfaction of a financial reporting measure performance goal;
(iv)	restricted stock, stock options and performance share units that are granted or vest solely or in part on satisfying a financial reporting measure performance goal; and
(v)	proceeds from the sale of shares acquired through an incentive plan that were granted or vested solely or in part on satisfying a financial reporting measure performance goal.
The amount of erroneously awarded compensation to be recovered will be the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, and must be computed without regard to any taxes paid. Any right of recoupment under the Company’s clawback policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any compensatory or incentive plan, employment agreement, equity award agreement, or similar plan or agreement and any other legal remedies available to the Company. The Company may not indemnify any such executive officer against the loss of such recovered compensation.
Employment Agreements
The Company has employment agreements with Mr. Harris and has entered into the Bengtsson Offer Letter, which are described below under the section of this Proxy Statement titled “Potential Post-Employment Payments.” Other than such agreements, there are no agreements or understandings between the Company and any NEO that guarantee continued employment or any level of compensation, including incentive or bonus payments, except as described under the section of this Proxy Statement titled “Executive Severance Policy.”The Company does not have a written policy regarding employment agreements. There is no provision in foregoing agreements or in any employment or other arrangement with any other executive officer whereby any tax gross-up payment to cover any excise taxes on excess parachute payments will be made.
Balchem Corporation 401(k) Plan
The Company sponsors the 401(k) Plan for eligible employees, including NEOs. The Company provides a fully vested match in company stock that is equal to 100% of participant contributions up to 6% of eligible compensation, subject to Internal Revenue Service guidelines. Such share purchases are handled through the plan administrator in the open market and no shares are issued by the company for purposes of the company match under the 401(k) Plan.
The amount of the Company’s contribution to the 401(k) Plan for each NEO is shown in a footnote to the “All Other Compensation” section of the Summary Compensation Table.
Perquisites
Perquisites are granted to the NEOs occasionally and are not a material component of compensation. Mr. Harris is entitled to the use of an automobile owned or leased by the Company and to be reimbursed for a specified level of premiums for life and disability insurance. He is also entitled to the use of a financial planner. The Company pays to insure and maintain Mr. Harris’ automobile, and reimburses Mr. Harris for auto expenses that are related to Company business. Mr. Bengtsson, Mr. Boned, Ms. Miyata, and Mr. Tignor receive or received cash allowances associated with the use of their personal automobiles for business purposes. In addition, the NEOs received employee award points, executive physical services, tax planning services, and matching Company contributions under Balchem’s matching charitable donation program, as applicable. Perquisites for each NEO are shown in the “All Other Compensation” section of the Summary Compensation Table.
Executive Severance Policy
On February 12, 2025, the Compensation Committee approved the adoption of the Balchem Corporation Executive Severance Policy (the “Executive Severance Policy”). Eligible participants in this Policy (“Participants”) are those employees who are designated by the Board as executive officers for purposes of the Securities Exchange Act of 1934, as amended. All NEOs participate in the Executive Severance Policy.
Pursuant to the Executive Severance Policy, in the event the Company or its subsidiaries terminates the employment of a Participant without Cause outside of a Change in Control Period (such terms as defined in the Executive Severance Policy) and such Participant has been employed by the Company for at least one year prior to such termination, then (1) such Participant is entitled to receive cash severance in an amount equal to the sum of a specified multiple of such Participant’s base salary plus a specified multiple of such

COMPENSATION DISCUSSION AND ANALYSIS
Participant’s target annual bonus opportunity and Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage at the Company’s expense for the length of the severance period set forth in the Executive Severance Policy (or if earlier, the date such participant becomes eligible for group health insurance coverage through a new employer); and (2) such Participant’s outstanding equity awards will be treated in accordance with the relevant equity award agreement. Notwithstanding the foregoing, the Compensation Committee, in its discretion and in lieu of all or a portion of the cash payable under (1) above, can accelerate the vesting of all or a portion of such Participant’s outstanding equity awards, provided that the aggregate fair market value of such accelerated equity awards is at least equal to the aggregate amount of such cash payable, pursuant to the terms of the Executive Severance Policy.
Further, subject to the terms and conditions of the Executive Severance Policy, in the event a Participant incurs an Involuntary Termination within a Change in Control Period (such terms as defined in the Executive Severance Policy), then (1) such Participant is entitled to receive cash severance in an amount equal to the sum of a specified multiple of such Participant’s base salary plus a specified multiple of such Participant’s target annual bonus opportunity and COBRA coverage at the Company’s expense for the length of the severance period set forth in the Executive Severance Policy (or if earlier, the date such participant becomes eligible for group health insurance coverage through a new employer); and (2) the vesting of such Participant’s time-based equity awards will immediately accelerate in full, and the vesting of all outstanding performance-based equity award immediately accelerate in full, with performance deemed achieved at target levels.
“Cause” has the meaning set forth in the Amended 2017 Plan which means, with respect to a particular Participant, a termination of employment or service due to (i) any willful and continued failure by the Participant to perform his or her job duties, (ii) any illegal or disreputable conduct which impairs or is injurious to the reputation, goodwill or business of the Company or is seriously injurious to the Company’s stockholders, or involves the misappropriation of funds or property of the Company or any of the customers or vendors thereof or others having business relations with any of them, or (iii) any material violation of the Company’s code of conduct, as in effect from time to time. A termination for “Cause” will include any resignation in anticipation of discharge for “Cause” or accepted by the Company in lieu of a formal discharge for “Cause.”
A “Change in Control” means the occurrence of any of the following events: (i) sale or disposition of 30% or more of the assets of the Company to an unrelated person; (ii) the date on which a majority of the Board consist of members other than current directors (which means the directors serving at the time the Executive Severance Policy was adopted and any member of the Board whose nomination or election was approved by a majority of current directors then on the Board); (iii) the acquisition of the beneficial ownership of 30% or more of the total combined voting power of all classes of stock of the Company; (iv) consummation of the merger or consolidation of the Company with another entity where current stockholders would not beneficially own more than 70% of the total combined voting power of all classes of stock of the Company; or (v) stockholder approval of a liquidation or dissolution of the Company.
“Involuntary Termination” has the meaning set forth in the Amended 2017 Plan which means a Participant’s termination of employment or service by the Company without Cause or by a Participation for Good Reason. “Good Reason” means, without the Participant’s consent: (i) material diminution in the Participant’s base compensation; (ii) material diminution in the Participant’s authority, duties or responsibilities; or (iii) material change in the geographic location of the Participant’s principal place of employment that increases the distance from the Participant’s place of residence to a place of employment by more than 50 miles, provided, however, that: (a) the Participant must provide notice to the Company of the condition described in (i)-(iii) within 90 days of the initial existence of such condition; (b) the Company must be provided 30 days after receipt of such notice to remedy the condition and fail to do so; and (c) the Participant must terminate his/her relationship within 90 days after the initial existence of the condition.
Payment for Termination without Cause

	Annualized Base Salary Multiple	Annualized Target Bonus Multiple	COBRA Premiums*	Severance Period (months)
Chief Executive Officer	2	2	Yes	24
Chief Financial Officer	1	1	Yes	12
Other Participants	1	1	Yes	12

*
If the participant elects to continue coverage through COBRA, the Company will pay COBRA premiums through the Severance Period or, if earlier, the date such participant becomes eligible for group health insurance coverage through a new employer.

COMPENSATION DISCUSSION AND ANALYSIS
Payment for Involuntary Termination without Cause within a Change in Control Period

	Annualized Base Salary Multiple	Annualized Target Bonus Multiple	COBRA Premiums*	Severance Period (months)
Chief Executive Officer	3	3	Yes	36
Chief Financial Officer	2	2	Yes	24
Other Participants	2	2	Yes	24

*
If the participant elects to continue coverage through COBRA, the Company will pay COBRA premiums through the Severance Period or, if earlier, the date such participant becomes eligible for group health insurance coverage through a new employer.

Balchem Deferred Compensation Plan
Balchem offers a voluntary, non-qualified deferred compensation plan (“Deferred Compensation Plan”) for NEOs and select other executives. The Deferred Compensation Plan allows participants to defer up to 75% of annual base salary and up to 100% of annual ICP bonus. Participants are offered a range of investment options that best suit the participants’ goals, time horizon and risk tolerance. Compensation deferred under the Deferred Compensation Plan is deemed invested by the participant among various mutual fund investment options. Earnings (or losses) on investments are market earnings (or losses). The Deferred Compensation Plan is not formally funded nor does the Company guarantee any rate of return.
In February 2025, the Compensation Committee approved a Company matching contribution under the Company’s existing Deferred Compensation Plan for executive officers equal to 100% of participant deferrals, up to 6%, subject to the terms and conditions of such Deferred Compensation Plan. The Committee approved this enhancement to provide a retirement savings opportunity more comparable to the Company’s 401(k) plan matching contribution in light of Internal Revenue Code limits on contributions to qualified retirement plans. This action had no impact on executive officers’ 2025 compensation.
Risk Considerations in Our Compensation Program
Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk-taking for the following reasons:
•	Our compensation consists of both fixed and variable components.
—
The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business aspects.

—	The variable portions of compensation (cash bonus and equity) are designed to reward both short- and long-term corporate performance.
○	For short-term performance, our cash bonus is awarded based primarily on corporate and business segment performance goals or targets.
○
For long-term performance, our Stock Options generally vest ratably over three years and are only valuable if our stock price increases over time. Our Time-Based Restricted Share grants and Performance Share grants generally cliff vest in three years.

•
The variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficient such that executives are not encouraged to take unnecessary or excessive risks in doing so.

•
The use of Adjusted EBITDA as the contingent factor upon which ICP cash incentive depends, encourages our executives to take a balanced approach that focuses on corporate profitability, rather than other measures such as revenue targets, which may create incentives for management to drive sales without regard to cost structure. No payout is made under the ICP program if we are not sufficiently profitable.

•
Our ICP and LTIP awards are capped for each participant, which mitigates excessive risk-taking. Even if the Company dramatically exceeds its Adjusted EBITDA target, the awards are limited. Conversely, there is no ICP or LTIP award unless minimum performance levels of applicable goals are achieved.

COMPENSATION DISCUSSION AND ANALYSIS
•
Because a portion of management’s personal investment portfolio consists of the Company’s stock, we believe that the stock ownership guidelines we have in place provide a considerable incentive for management to consider the Company’s long-term interests in both their short- and long-term decisions. In addition, we prohibit all hedging transactions involving our stock, so our executives and directors cannot insulate themselves from the effects of poor Company stock price performance.

The following table sets forth fixed and variable components as a percentage of total compensation, as presented in the “Total” column of the “Summary Compensation Table for 2025,” that we paid for the year ended December 31, 2025, to each NEO.

Name	Fixed Component of Compensation	Variable Component of Compensation
Ted Harris	15.9%	84.1%
C. Martin Bengtsson	21.7%	78.3%
Frederic Boned	25.5%	74.5%
Hatsuki Miyata	23.3%	76.7%
M. Brent Tignor	26.9%	73.1%

Compensation Committee Report
We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.
Based upon this review and discussion, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
COMPENSATION COMMITTEE
Matthew Wineinger (Chair)
David Fischer
Kathleen Fish
Daniel Knutson

Executive Compensation
Summary Compensation Table
The following table sets forth the compensation earned by our NEOs:

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Stock Options (2)	Non-equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Ted Harris, Chairman, President and Chief Executive Officer	2025	$1,198,269	$0	$3,150,886	$1,050,385	$2,439,154	$0	$56,180	$7,894,874
	2024	$1,155,000	$0	$2,862,289	$957,241	$1,843,753	$0	$54,486	$6,872,769
	2023	$1,155,000	$0	$2,601,958	$867,121	$1,219,937	$0	$45,691	$5,889,707
C. Martin Bengtsson, Executive Vice President and Chief Financial Officer	2025	$614,362	$0	$1,126,222	$376,184	$818,979	$0	$39,150	$2,974,897
	2024	$572,149	$0	$904,470	$302,755	$596,901	$0	$32,100	$2,408,375
	2023	$527,337	$0	$671,295	$224,961	$329,433	$0	$30,600	$1,783,626
Frederic Boned, Senior Vice President and General Manager, Human Nutrition and Health	2025	$542,265	$0	$752,927	$254,047	$671,452	$0	$31,800	$2,252,491
	2024	$518,125	$0	$593,513	$200,353	$537,999	$0	$32,100	$1,882,090
	2023	$432,765	$50,000	$319,662	$106,345	$198,832	$0	$30,600	$1,138,204
Hatsuki Miyata, Executive Vice President, Chief Legal Officer and Secretary	2025	$526,168	$0	$877,884	$293,131	$655,566	$0	$39,616	$2,392,365
	2024	$471,136	$0	$498,706	$169,187	$393,215	$0	$32,600	$1,564,844
	2023	$435,870	$0	$319,662	$106,345	$209,399	$0	$46,147	$1,117,423
M. Brent Tignor, Senior Vice President and Chief Human Resources Officer[6]	2025	$446,683	$0	$615,310	$205,191	$476,107	$0	$37,350	$1,780,641

(1)	Reflects the value of cash sign-on bonus.
(2)
The amounts included in the “Stock Awards” and “Stock Options” columns reflect the aggregate grant date fair value as computed in accordance with FASB Accounting Standards Codification 718 adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. A discussion of the assumptions used in valuation of Stock Options may be found in “Note 3 – Shareholders’ Equity” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 20, 2026. For the fiscal years ended December 31, 2023 - 2025, the awards reported in the “Stock Awards” column above consist of Performance Shares and Time-Based Restricted Shares. The grant date fair value of the Performance Shares is reflected at target payout based on the probable outcome of the applicable performance conditions. The maximum value for the Performance Shares is as follows: (i) for 2025: Mr. Harris – $4,420,555; Mr. Bengtsson – $1,515,394; Mr. Boned – $1,012,385; Ms. Miyata – $1,181,116; Mr. Tignor – $827,736; (ii) for 2024: Mr. Harris – $3,376,342; Mr. Bengtsson – $1,067,119; Mr. Boned – $699,938; Ms. Miyata – $588,063; Mr. Tignor – $238,094; and (iii) for 2023: Mr. Harris – $3,189,879; Mr. Bengtsson – $823,016; Mr. Boned – $392,176; Ms. Miyata – $392,176; Mr. Tignor – $336,940, with the foregoing being calculated by multiplying the number of shares that would be granted upon achievement of the highest performance conditions by the price on the grant date.

(3)	Reflects the value of cash incentive bonuses earned under the Company’s ICP.
(4)	The Deferred Compensation Plan does not provide above-market or preferential earnings.
(5)
The amounts listed in the “All Other Compensation” column for fiscal 2025 include actual and estimated matching by the Company under the 401(k) Plan, and other perquisites and personal benefits, and details about these amounts are set forth in the table below.

(6)	Mr. Tignor was not an NEO in the fiscal year ended December 31, 2024 or 2023.

Executive Compensation

Name	Company 401k Plan Matching	Other Perquisites	Total All Other Compensation
Ted Harris	$21,000	$35,180	$56,180
C. Martin Bengtsson	$21,000	$18,150	$39,150
Frederic Boned	$21,000	$10,800	$31,800
Hatsuki Miyata	$21,000	$18,616	$39,616
M. Brent Tignor	$21,000	$16,350	$37,350

For Mr. Harris, the amounts other than 401(k) contributions reflect: (i) an automobile allowance; (ii) the reimbursement of certain expenses related to his use of a financial planner; (iii) amounts associated with the insurance and maintenance of Mr. Harris’ automobile; (iv) the reimbursement of automobile expenses that are related to Company business; and (v) costs associated with an executive physical exam. For Ms. Miyata, the amounts other than 401(k) contributions reflect: (i) an automobile allowance; (ii) matching Company contributions under Balchem’s matching charitable donation program available to all employees and directors up to $2,000 per year; and (iii) costs associated with an executive physical exam. For Mr. Bengtsson and Mr. Tignor, the amounts other than 401(k) contributions reflect (i) an automobile allowance; and (ii) costs associated with an executive physical exam. For Mr. Boned, the amounts other than 401(k) contributions reflect an auto allowance. The below table shows the $ values of each perquisite under the “Other Perquisites”.

Name	Auto Allowance	Executive Physical	Charitable Donation Match	Financial/ Tax Planning Expenses
Ted Harris	$13,636	$7,340	$0	$14,204
C. Martin Bengtsson	$10,800	$7,350	$0	$0
Frederic Boned	$10,800	$0	$0	$0
Hatsuki Miyata	$10,800	$7,300	$516	$0
M. Brent Tignor	$9,000	$7,350	$0	$0

Executive Compensation
2025 Grants of Plan-Based Awards

Name	Grant Date	Grant Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Share)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ted Harris		ICP	$0	$1,378,010	$2,756,019
	02/12/2025	Performance Shares				6,660	13,320	26,640
	02/12/2025	Time-Based Restricted Shares							6,600
	02/12/2025	Stock Options								21,500	$159.18
												$4,201,270
C. Martin Bengtsson		ICP	$0	$460,771	$921,543
	02/12/2025	Performance Shares				2,380	4,760	9,520
	02/12/2025	Time-Based Restricted Shares							2,360
	02/12/2025	Stock Options								7,700	$159.18
												$1,502,406
Frederic Boned		ICP	$0	$379,585	$759,170
	02/12/2025	Performance Shares				1,590	3,180	6,360
	02/12/2025	Time-Based Restricted Shares							1,580
	02/12/2025	Stock Options								5,200	$159.18
												$1,006,973
Hatsuki Miyata		ICP	$0	$368,318	$736,636
	02/12/2025	Performance Shares				1,855	3,710	7,420
	02/12/2025	Time-Based Restricted Share Awards							1,840
	02/12/2025	Stock Options								6,000	$159.18
												$1,171,015
M. Brent Tignor		ICP	$0	$268,010	$536,019
	02/12/2025	Performance Shares				1,300	2,600	5,200
	02/12/2025	Time-Based Restricted Shares							1,290
	02/12/2025	Stock Options								4,200	$159.18
												$820,502

(1)	The maximum amounts equal 200% of target. Additional information regarding the design of the ICP is included in the Compensation Discussion and Analysis.
(2)
The target number of shares shown in the table reflects the number of shares of our Common Stock earned if performance is achieved at target levels. All shares will be awarded net of applicable tax withholding. Dividend equivalents accrue during the performance cycle and will be paid out in shares, net of applicable tax withholding, based on the actual number of shares earned for the performance cycle, if any.

(3)	The exercise price equals the closing price of our Common Stock on the grant date except as otherwise indicated.
(4)	The amounts represent the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718.

Executive Compensation
Terms and Conditions of Awards
The 2017 Omnibus Incentive Plan (the “2017 Plan”), as amended and restated in 2023 (the “Amended 2017 Plan”) provides for a variety of equity award vehicles to maintain flexibility. The Amended 2017 Plan permits the Company to grant Stock Options, Stock Appreciation Rights (“SARs”), restricted stock awards, dividend equivalents, performance awards, and other stock-based awards, and provides for the granting of cash performance awards. The Amended 2017 Plan is flexible and allows the Company to change equity grant practices from time to time.
After the adoption of the Amended 2017 Plan, no further awards were granted under the Second Amended and Restated 1999 Stock Plan (the “1999 Plan”), but outstanding awards granted under the 1999 Plan prior to the adoption of the Amended 2017 Plan continue in accordance with their terms.
Under the Amended 2017 Plan:
1.	Officers and other employees of the Company may be granted Stock Options which qualify as incentive stock options (“ISOs”) under Section 422(b) of the Code;
2.	Directors, officers and employees may be granted Stock Options which do not qualify as ISOs (“Non-Qualified Options”); and
3.	Directors, officers and employees may be granted Time-Based Restricted Shares and Performance Shares.
Generally, the exercise price per share of each Stock Option granted under the Amended 2017 Plan may not be less than the fair market value per share of Common Stock on the date of such grant and must have a term no longer than ten years. The Amended 2017 Plan expressly prohibits the repricing of stock options without shareholder approval.
Time-Based Restricted Shares vest in full three years from the date of grant. In the event the NEO’s employment with the Company is terminated prior to vesting in full, the Time-Based Restricted Shares are forfeited. In the event of death or disability, Time-Based Restricted Shares will vest based upon the amount of time remaining until the vesting date.
For grants in 2025, the Performance Shares are earned based on the Company’s achievement of certain performance criteria over a three-year period. Performance Shares will vest based upon the amount of time remaining until the vesting date in the event of recipient’s prior death, disability or “retirement,” as such is defined in the applicable Performance Share Grant Agreement.
In addition, upon a change in control or in connection with a termination of employment of the NEO without cause, the Compensation Committee may accelerate the vesting and/or payment dates of awards in its discretion.

Executive Compensation
Outstanding Equity Awards at Fiscal Year End 2025
The following table shows outstanding Stock Options classified as exercisable and not currently exercisable as of December 31, 2025 for each NEO. The table also discloses the number and value of unvested Time-Based Restricted Shares and Performance Shares as of December 31, 2025.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (2) $	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (3)
Ted Harris	2/21/2017	25,930	0	85.40	2/21/2027
	2/15/2018	18,800	0	74.57	2/15/2028
	2/13/2019	28,300	0	84.09	2/13/2029
	2/13/2020	24,500	0	111.94	2/13/2030
	2/11/2021	21,900	0	119.13	2/11/2031
	2/10/2022	20,500	0	138.07	2/10/2032
	9/15/2022	32,500	0	125.71	9/15/2032
	9/15/2022	0	32,500	138.28	9/15/2032
	9/15/2022	0	32,500	144.57	9/15/2032
	9/15/2022	0	32,500	150.85	9/15/2032
	2/8/2023	12,720	8,480	138.09	2/8/2033	6,280	$963,101	11,550	$1,771,308
	2/8/2024	4,300	17,200	143.43	2/8/2034	6,650	$1,019,844	11,770	$1,805,047
	2/12/2025	0	21,500	159.18	2/12/2035	6,600	$1,012,176	13,320	$2,042,755
Martin Bengtsson	2/4/2019	15,000	0	85.33	2/4/2029
	2/13/2019	6,000	0	84.09	2/13/2029
	2/13/2020	4,800	0	111.94	2/13/2030
	2/11/2021	5,300	0	119.13	2/11/2031
	2/10/2022	5,000	0	138.07	2/10/2032
	2/8/2023	3,300	2,200	138.09	2/8/2033	1,620	$248,443	2,980	$457,013
	2/8/2024	1,360	5,440	143.43	2/8/2034	2,100	$322,056	3,720	$570,499
	2/12/2025	0	7,700	159.18	2/12/2035	2,360	$361,930	4,760	$729,994
Frederic Boned	2/8/2023	1,560	1,040	138.09	2/8/2033	770	$118,087	1,420	$217,771
	2/8/2024	900	3,600	143.43	2/8/2034	1,380	$211,637	2,440	$374,198
	2/12/2025	0	5,200	159.18	2/12/2035	1,580	$242,309	3,180	$487,685
Hatsuki Miyata	2/8/2023	1,560	1,040	138.09	2/8/2033	770	$118,087	1,420	$217,771
	2/8/2024	760	3,040	143.43	2/8/2034	1,160	$177,898	2,050	$314,388
	2/12/2025	0	6,000	159.18	2/12/2035	1,840	$282,182	3,710	$568,966

Executive Compensation

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (2) $	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (3)
M. Brent Tignor	2/21/2017	4,200	0	85.40	2/21/2027
	2/15/2019	2,800	0	74.57	2/15/2028
	2/13/2019	3,100	0	84.09	2/13/2029
	2/13/2020	2,800	0	111.94	2/13/2030
	2/11/2021	2,200	0	119.13	2/11/2031
	2/10/2022	2,100	0	138.07	2/10/2032
	2/8/2023	1,380	920	138.09	2/8/2033	660	$101,218	1,220	$187,099
	2/8/2024	580	2,320	143.43	2/8/2034	900	$138,024	1,590	$243,842
	2/12/2025	0	4,200	159.18	2/12/2035	1,290	$197,834	2,600	$398,736

(1)
Stock Options granted under the Amended 2017, the 2017 Plan, and the 1999 Plan have a term of ten years from the grant date and become exercisable 20% after 1 year, 60% after 2 years and 100% after 3 years, beginning on the first anniversary of the grant date.

(2)
Time-Based Restricted Shares vest three years from the date of grant. Performance Shares vest in three years and are reflected at target payout based on the probable outcome of the performance conditions. The following table provides information with respect to the final vesting dates of each outstanding restricted stock award (both Time-Based Restricted Shares and Performance Shares) held by each NEO as of December 31, 2025.

(3)	Value is computed based on the closing price of our Common Stock on December 31, 2025, which was $153.36 per share.

Final Vesting Date	Ted Harris	Martin Bengtsson	Frederic Boned	Hatsuki Miyata	M. Brent Tignor
Jan. 1, 2026	11,550	2,980	1,420	1,420	1,220
Feb. 8, 2026	6,280	1,620	770	770	660
Feb. 12, 2026	1,650	590	395	460	322
Jan. 1, 2027	11,770	3,720	2,440	2,050	1,590
Feb. 8, 2027	6,650	2,100	1,380	1,160	900
Feb. 12, 2027	1,650	590	395	460	323
Jan. 1, 2028	13,320	4,760	3,180	3,710	2,600
Feb. 12, 2028	3,300	1,180	790	920	645
Total	56,170	17,540	10,770	10,950	8,260

Executive Compensation
Option Exercises and Stock Vested in 2025
The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, by each of our NEOs during the fiscal year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ted Harris	0	N/A	28,344(1)	$4,601,615
C. Martin Bengtsson	0	N/A	6,882(1)	$1,117,292
Frederic Boned	0	N/A	3,000(2)	$460,170
Hatsuki Miyata	0	N/A	1,334(3)	$198,526
M. Brent Tignor	0	N/A	2,797(1)	$454,090

(1)
Reflects the vesting of (a) Performance Shares granted in 2022 under the Fiscal 2022 – 2024 Performance Share awards including dividend equivalent shares; and (b) Time-based Restricted Shares granted in 2022, subject to a three-year vesting requirement. The Performance Shares were subject to performance goals for the performance period ended December 31, 2024, with the number of TSR Performance Shares vesting representing 154.7% of the target shares and the EBITDA Performance Shares vesting representing 192.4% of the target shares. Awards vested on February 13, 2025. See “LTIP Awards” beginning at Page 41 above). Values realized for Performance Shares earned are based on the closing share prices $163.14 on February 13, 2025, the date the Compensation Committee determined that the performance targets for the performance period ended December 31, 2023 had been met.

(2)	Reflects the vesting of Time-based Restricted Shares which cliff vest three years after the grant date (October 31,2022).
(3)
Reflects the vesting of Time-based Restricted Shares which vest ratably over three years after the grant date (July 27, 2022), with one third vesting each year beginning in 2023. These Time-Based Restricted Shares were granted in part in recognition of the value in unvested equity and other benefits from Ms. Miyata’s prior employer that she forfeited.

Nonqualified Deferred Compensation
For a description of the Balchem Deferred Compensation Plan, see “Balchem Deferred Compensation Plan” at page 46 above.
Information regarding deferred elections under the Deferred Compensation Plan are included in the table below:

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Ted Harris	$0	$0	$560,200	$0	$5,363,892
C. Martin Bengtsson	$0	$0	$0	$0	$0
Frederic Boned	$0	$0	$0	$0	$0
Hatsuki Miyata	$0	$0	$0	$0	$0
M. Brent Tignor	$0	$0	$0	$0	$0

(1)
NEO contributions include any deferrals of annual compensation, including earned awards under the ICP. These amounts are included in the NEO’s compensation under either “Salary” or “Non-Equity Incentive Compensation”.

Potential Post-Employment Payments
The following table and footnotes describe the payments and other benefits that each of the NEOs would be entitled to under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company. The potential payments were determined under the

Executive Compensation
terms of our plans and arrangements in effect on December 31, 2025. The reflected amounts are estimates and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the NEOs, as we are not able to determine actual amounts unless and until an applicable scenario occurs. The table does not include any nonqualified deferred compensation amounts that would be paid to an NEO, which are set forth in the Nonqualified Deferred Compensation table on page 54 of this Proxy Statement.

	Retirement ($)	Termination Without Cause ($)	Involuntary Termination within a Change in Control Period ($)	Disability ($)	Death ($)
Ted Harris*
Base Salary(a)	$0	$2,396,538	$3,594,807	$0	$0
ICP Bonus(b)	$0	$4,878,308	$7,317,462	$0	$0
PSU Award Payout(c)	$5,619,110	$0	$5,619,110	$3,655,591	$3,655,291
Value of Unvested Equity Awards(d)	$4,152,756	$0	$4,152,756	$4,152,756	$4,152,756
Health Insurance Premiums(e)	$0	$66,336	$99,504	$0	$0
Total	$9,771,866	$7,341,182	$20,783,639	$7,808,347	$7,808,347
C. Martin Bengtsson
Base Salary(a)		$614,362	$1,228,724	$0	$0
ICP Bonus(b)		$818,979	$1,637,958	$0	$0
PSU Award Payout(c)		$0	$1,757,506	$1,080,677	$1,080,677
Value of Unvested Equity Awards(d)		$0	$1,020,042	$1,020,042	$1,020,042
Health Insurance Premiums(e)		$33,168	$66,336	$0	$0
Total		$1,466,509	$5,710,566	$2,100,719	$2,100,719
Frederic Boned
Base Salary(a)		$542,265	$1,084,530	$0	$0
ICP Bonus(b)		$671,452	$1,342,904	$0	$0
PSU Award Payout(c)		$0	$1,079,654	$629,798	$629,798
Value of Unvested Equity Awards(d)		$0	$623,662	$623,662	$623,662
Health Insurance Premiums(e)		$28,797	$57,593	$0	$0
Total		$1,242,514	$4,188,343	$1,253,460	$1,253,460
Hatsuki Miyata
Base Salary(a)		$526,168	$1,052,336	$0	$0
ICP Bonus(b)		$655,566	$1,311,132	$0	$0
PSU Award Payout(c)		$0	$1,101,125	$617,018	$617,018
Value of Unvested Equity Awards(d)		$0	$624,235	$624,235	$624,235
Health Insurance Premiums(e)		$9,271	$18,543	$0	$0
Total		$1,191,005	$4,107,371	$1,241,253	$1,241,253
M. Brent Tignor
Base Salary(a)		$446,683	$893,366	$0	$0
ICP Bonus(b)		$476,107	$952,214	$0	$0
PSU Award Payout(c)		$0	$829,678	$482,573	$482,573
Value of Unvested Equity Awards(d)		$0	$474,162	$474,162	$474,162
Health Insurance Premiums(e)		$33,269	$66,538	$0	$0
Total		$956,059	$3,215,958	$956,735	$956,735

(a)	Please refer to the description of how severance is calculated under the section titled Executive Severance Policy on page 44 of this Proxy Statement.
(b)	The amounts shown represent the actual ICP bonus earned in fiscal year 2025.
(c)	The amounts shown are based on $153.36 per share, the closing market price of our shares on December 31, 2025.
(d)
The amounts shown represent: (i) the value of eligible unvested RSUs, which is calculated based on the number of unvested RSUs multiplied by $153.36 per share, the closing market price of our shares on December 31, 2025; and (ii) the intrinsic value of the unvested stock options, which is calculated based on the difference between the closing market price on December 31, 2025, and the relevant exercise price. For purposes of the Involuntary Termination within a Change in Control Period, we assume that the vesting of the time-based equity awards immediately accelerated in full, and that the vesting of all outstanding performance-based equity award immediately accelerated in full, with performance deemed achieved at target levels.

(e)
Represents our cost for COBRA premiums for the duration of the Severance Period as calculated under the section titled Executive Severance Policy on page 44 of this Proxy Statement. Under the Officer Retiree Program, the Company charges the retiree (or his/her spouse) that portion of the coverage premiums that the Company would have paid if the retiree were an active employee.

*
With regard to the Company’s Officer Retiree Program, Mr. Harris is the only NEO that meets the rule of 70 (age and years of service is at least seventy, provided the officer has at least ten years of service) as of December 31, 2025.

Executive Compensation

Under the Harris Agreement (as described below), a voluntary termination by Mr. Harris would result in a payment by the Company to Mr. Harris equal to 200% of his then current annual salary which would be $2,396,538. Further, a termination by the Company for other than Cause (as defined under the Harris Agreement), Mr. Harris’ death or in response to a notice from Mr. Harris that he intends to terminate his employment with the Company for Good Reason, then the Company will pay Mr. Harris 200% of his then current annual salary which would be $2,396,538. Under the Harris Agreement, “Good Reason” will have occurred if Mr. Harris terminates his employment within twelve months after he has been demoted from his position as President and Chief Executive Officer or shall otherwise have suffered by reason of the Company’s intentional actions regarding the terms and nature of his employment such a fundamental change in his employment as to effectively amount to a “constructive termination” of his employment with the Company (but he shall not in fact have been discharged from such employment), including a reduction of his base annual salary, or a diminution of his duties or responsibilities. This amount does not reflect the ICP bonus that Mr. Harris would have earned in fiscal year 2025.

Further, under the Harris Agreement, a voluntary termination by Mr. Harris prior to the second anniversary of a Change in Control event (as defined in the Harris Agreement), would result in a payment by the Company to Mr. Harris equal to 100% of his then current annual salary which would be $1,198,269. This amount does not reflect the ICP bonus that Mr. Harris would have earned in fiscal year 2025. Further, under the Amended 2017 Plan, the Compensation Committee has discretionary authority to determine the treatment of awards thereunder and the Amended 2017 Plan calls for the acceleration of equity grants as described in the narrative above in the event of a Change in Control (as defined in the Amended 2017 Plan). Amounts are calculated by: (i) multiplying the number of shares subject to accelerated vesting (all Time-Based Restricted Shares being accelerated, and the target level of Performance Shares being accelerated) by $153.36, which is the closing market price per share of our Common Stock on December 31, 2025, and (ii) the difference between (x) the per share grant price of the accelerated Stock Options and (y) $153.36, which is the closing market price per share of our Common Stock on December 31, 2025. The acceleration of equity grants would result in payment by the Company to Mr. Harris of $9,971,866.

Agreement with Mr. Harris. The Company entered into an employment agreement with Mr. Harris on April 22, 2015 (the “Harris Agreement”), which provides for automatic one-year extensions of the employment term unless either party provides within 60 days of the end of the then-current term written notice of its intention not to extend the agreement. As explained in page 44 of this Proxy Statement, the Compensation Committee approved the adoption of the Executive Severance Policy on February 12, 2025 which applies to executive officers. This Executive Severance Policy, in essence, supersedes the Harris Agreement, provided that to the extent any aspect of the Harris Agreement is more favorable to the participant, such more favorable aspect will control. Severance payable under the Executive Severance Policy is not intended to duplicate any other severance benefits payable to a participant by the Company or any or its subsidiaries, other than any statutory severance or termination pay requirement by applicable law. In the event that any of the payments provided for in the Harris Agreement would otherwise constitute an “excess parachute payment” (as defined in Section 280G of the Code), the amount of payments would be reduced to the maximum level that would not result in the excise tax under Section 4999 of the Code, if this reduction would cause Mr. Harris to receive a larger after-tax amount than if no reduction were made.
Offer Letter with Mr. Bengtsson. For reference, under the terms of the Bengtsson Offer Letter, if the Company terminates Mr. Bengtsson’s employment for any reason other than Cause (as defined in the Bengtsson Offer Letter), Mr. Bengtsson will receive a severance payment equal to one year of annual base salary. The Executive Severance Policy that was approved by the Compensation Committee on February 12, 2025 supersedes the Bengtsson Offer Letter in its entirety.
The other NEOs do not have employment agreements or any entitlement to post-employment compensation or benefits in 2025, except to the extent such officers are eligible to receive certain benefits under the Company’s Officer Retiree Program, as described below, or under the Executive Severance Policy, the details of which are noted in page 44 of this Proxy Statement.
In the event of an executive officer’s retirement in accordance with the Officer Retiree Program which requires that at the time of voluntary termination of employment, the sum of the officer’s age and years of service is at least 70, the officer has at least ten years of service and has served at least three consecutive years as an officer, then, subject to the terms of the Officer Retiree Program: (1) the retiree officer and their spouse and any eligible dependents (who are eligible to be covered under the retiring officer’s medical plan) are eligible to receive the same coverage available to an active employee (under such plan) for the retiree officer and spouse’s life, or until Medicare is available, for a maximum of ten (10) years, and the retiree officer or his/her spouse will be charged the portion of the coverage premiums that the Company would have paid if the retiree officer were an active employee; (2) stock options granted shall continue to vest and become exercisable in accordance with their original vesting schedule; (3) restricted stock grants shall continue to vest in accordance with their original vesting schedule; and (4) performance share grants shall continue to vest in accordance with their original vesting schedule.
Upon a change in control or in connection with a termination of employment of the NEO without cause, the Compensation Committee may accelerate the vesting and/or payment dates of awards in its discretion. Except as provided in the Executive Severance Policy or the Harris Agreement, the Amended 2017 Plan does not provide for automatic acceleration of outstanding awards upon the occurrence of a change in control.

Executive Compensation
Related Party Transactions
The Company has adopted a related party transaction policy. Under the related party transaction policy, our Audit Committee reviews and approves proposed transactions or courses of dealings expected to exceed $120,000 in any fiscal year with respect to which holders of 5% or more of our stock, our officers, our directors, or members of their immediate families, have a direct or indirect material interest. Before entering into any transaction, arrangement or relationship constituting a related party transaction, other than certain pre-approved transactions, the related party must notify the Company’s Chief Legal Officer in writing of all material facts and circumstances of the proposed transaction. Proposed related party transactions must be reviewed by the Audit Committee, which has the authority to approve or disapprove the transaction based on appropriate factors, including whether the transaction is in the ordinary course of business, whether the transaction was initiated by the Company or the related party, whether the transaction is on terms no less favorable to the Company than terms generally available from an un-affiliated third party, the potential benefit to the Company, the amount of money involved, any impact on a director’s independence to serve on the Board or any committees, the extent of the related person’s interest in the transaction, and any other information that would be material to investors.
An Audit Committee member who is the related party does not participate in the decision to approve or disapprove the transaction. If a related party transaction will be ongoing, the Audit Committee may establish guidelines for Company management to follow in its dealings with the related party and the Audit Committee will regularly review such transactions.
The Audit Committee has preapproved the following related party transactions: (a) employment of executive officers, (b) director compensation, (c) transactions with other companies where the related party’s only relationship is as a director or owner of less than 10% of that company’s outstanding equity, (d) charitable contributions not exceeding $120,000 where the related party’s only relationship is as an employee, (e) transactions where all shareholders receive proportional benefits, and (f) indemnification pursuant to the Company’s Certificate of Incorporation or Bylaws or other agreement.
In addition, the Company’s Code of Conduct, which sets forth standards applicable to all employees, officers and directors of the Company, requires that all employees, officers and directors must disclose outside business or financial interest which could influence the discharge of their responsibilities to the Company. Any waivers of the provisions of, the Code of Conduct, if any, made with respect to any of our directors or officers will be posted on our website at www.balchem.com. No such waivers were requested or granted in 2025.
During 2025, there were no Related Person Transactions in which any of our directors or officers or their immediate family members had a direct or indirect material interest. We have not made payments to our independent, non-employee directors other than the fees to which they are entitled as directors (described under the heading “Director Compensation” on page 31 of this Proxy Statement) and the reimbursement of expenses related to their services as directors. As an employee director, Mr. Harris does not receive any compensation for his services as Director and Chair of the Board.
Equity Compensation Plan Information
The following table provides information, as of December 31, 2025, with respect to shares of our Common Stock that may be issued pursuant to awards under the Amended 2017 Plan, 2017 Plan and the 1999 Plan (each described above). These plans are the Company’s only equity compensation plans approved by security holders, and there are no equity compensation plans that have not been approved by security holders. It should be noted that shares of our Common Stock may be allocated to, or purchased on behalf of, participants in the Company’s 401(k) retirement plan (described above). Consistent with SEC regulations governing equity compensation plans, information relating to shares issuable or purchased under the Company’s 401(k) retirement plan is not included in the table below.

Executive Compensation

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column)(1)
Equity compensation plans approved by security holders	900,065	120.48	680,970
Equity compensation plans not approved by security holders
Total	900,065	120.48	680,970

(1)	12,300 shares of unvested Time-Based Restricted Shares granted to non-employee directors and 103,690 shares of unvested Time-Based Restricted Shares granted to NEOs are excluded from this table.
Equity Award Grant Practices
The Company’s general practice is to grant equity awards on a predetermined schedule. The Compensation Committee reviews annual LTI equity awards at its first quarterly meeting of any new fiscal year and approves the value and amount of the equity compensation (RSUs, PSUs and stock options) to be awarded to executive officers. The grant of approved equity awards occurs shortly after such committee meeting is held. In certain circumstances, including the hiring or promotion of senior management, the Compensation Committee may approve grants to be effective at other times. When determining the timing and terms of equity awards, the Compensation Committee does not take any material non-public information into account. Instead, the timing of grants is in accordance with the yearly compensation cycle, with awards granted during the first quarter of the new fiscal year to provide incentive to the executives to deliver on the Company’s strategic objectives for the new fiscal year. Further, the Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, set forth below is disclosure regarding the relationship of the annual total compensation of our employees and the total annual compensation of Mr. Harris, our Chairman, President and CEO.
Mr. Harris had 2025 annual total compensation of $7,894,874 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2025 was $58,406. Therefore, the ratio of Mr. Harris’ 2025 annual total compensation to that of our median employee is approximately 135 to 1.
We identified the median employee by examining the 2025 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2025, the last day of our payroll year. We included all employees whether they were employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and annualized the compensation for any full-time employees who were not employed by the Company for all of 2025. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately four percent of our employees receive annual equity awards.
After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology that we use for our NEOs as set forth in the 2025 Summary Compensation Table. Given the different methodologies that various public companies will use to determine their pay ratio, the CEO Pay Ratio reported above should not be used as a basis for comparison between companies.

ITEM 402(v) PAY VERSUS PERFORMANCE DISCLOSURE
ITEM 402(v) PAY VERSUS PERFORMANCE DISCLOSURE
The following table sets forth the compensation for our Chief Executive Officer (Balchem's principal executive officer or “PEO”) and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” (“CAP”) to such individuals, as defined under SEC rules, for each of 2025, 2024, 2023, 2022, and 2021. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, Net Income (which we refer to as “Net Earnings” in the Consolidated Statements of Earnings in our Form 10-K) and Adjusted EBITDA over such years in accordance with SEC rules.

Year	Summary Compensation Table Total for PEO(1) $	Compensation Actually Paid to PEO(2)(2a) $	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3) $	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(2a)(3) $	Value of Initial Fixed $100 investment Based On(4):		Net Income(5) (in millions) $	Adjusted EBITDA(6) (in millions) $
					Total Shareholder Return $	Peer Group Total Shareholder Return $
2025	7,894,874	4,917,309	2,350,045	2,158,056	136.68	105.74	154.85	274.9
2024	6,872,769	10,369,412	1,837,292	2,265,811	144.37	103.15	128.48	250.3
2023	5,889,707	10,939,101	1,298,379	1,667,102	131.07	108.43	108.54	230.9
2022	11,948,265	7,975,827	1,190,453	608,803	107.02	106.92	105.37	215.7
2021	5,761,673	12,201,461	1,260,686	2,362,829	146.90	123.79	96.10	189.8

(1)	The PEO for all five fiscal years is Ted Harris, the Company’s Chairman, President and Chief Executive Officer.
(2)
CAP for the PEO and average CAP for our other NEOs in each of 2025, 2024, 2023, 2022, and 2021 reflect the respective amounts set forth in the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. CAP values reflected in the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. For information regarding the decisions made by our Executive Compensation Committee in regard to the PEO’s and our other NEOs’ compensation for fiscal year 2025, see the section titled “Compensation Discussion and Analysis” of this Proxy Statement. The amounts reflected for fiscal year 2024 have been revised from the amounts previously reported in last year’s Proxy Statement in order to incorporate administrative corrections.

	2025		2024		2023		2022		2021
	Harris, Ted	Average Non-CEO NEOs	Harris, Ted	Average Non-CEO NEOs	Harris, Ted	Average Non-CEO NEOs	Harris, Ted	Average Non-CEO NEOs	Harris, Ted	Average Non-CEO NEOs
Total Compensation from Summary Compensation Table	$7,894,874	$2,350,045	$6,872,769	$1,837,292	$5,889,707	$1,298,379	$11,948,265	$1,190,453	$5,761,673	$1,260,686
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(4,201,271)	$(1,125,224)	$(3,819,530)	$(818,149)	$(3,469,079)	$(549,611)	$(9,614,000)	$(520,728)	$(2,890,856)	$(513,216)
Year-end fair value of unvested awards granted in the current year	$3,998,724	$1,070,836	$4,846,555	$1,038,255	$4,208,750	$666,945	$8,784,799	$438,360	$5,056,198	$886,531
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(2,281,968)	$(117,618)	$2,639,448	$217,391	$3,744,253	$213,440	$(2,243,152)	$(345,097)	$4,165,417	$717,164
Fair values at vest date for awards granted and vested in current year	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

ITEM 402(v) PAY VERSUS PERFORMANCE DISCLOSURE

	2025		2024		2023		2022		2021
	Harris, Ted	Average Non-CEO NEOs	Harris, Ted	Average Non-CEO NEOs	Harris, Ted	Average Non-CEO NEOs	Harris, Ted	Average Non-CEO NEOs	Harris, Ted	Average Non-CEO NEOs
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(507,224)	$(23,759)	$(182,798)	$(11,543)	$555,762	$37,239	$(747,011)	$(141,472)	$93,812	$9,036
Forfeitures during current year equal to prior year-end fair value	$—	$—	$—	$—	$—	$—	$(203,699)	$(19,401)	$—	$—
Dividends or dividend equivalents not otherwise included in total compensation	$14,173	$3,777	$12,968	$2,565	$9,708	$709	$50,625	$6,688	$15,217	$2,628
Total Adjustments for Equity Awards	$(2,977,565)	$(191,988)	$3,496,643	$428,519	$5,049,394	$368,723	$(3,972,438)	$(581,650)	$6,439,788	$1,102,143
Compensation Actually Paid (as calculated)	$4,917,309	$2,158,056	$10,369,412	$2,265,811	$10,939,101	$1,667,102	$7,975,827	$608,803	$12,201,461	$2,362,829

(2a)	The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:
-	Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/FYE date.
-	Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.
-	Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.
-	Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.
-	Represents annual dividend yield on each vest/FYE date.
(3)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2025: Martin Bengtsson, Brent Tignor, Hatsuki Miyata, Frederic Boned
2024: Martin Bengtsson, Martin Reid, Hatsuki Miyata, Frederic Boned
2023: Martin Bengtsson, Martin Reid, Hatsuki Miyata, Frederic Boned
2022: Martin Bengtsson, Jim Hyde, Martin Reid, Jonathan Griffin, Hatsuki Miyata
2021: Martin Bengtsson, Jim Hyde, Mark Stach, William Backus, Martin Reid
(4)
TSR is cumulative (assuming $100 was invested on December 31, 2020) for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the Dow Jones U.S. Specialty Chemicals Index. Historic stock price performance is not necessarily indicative of future stock performance.

(5)
Reflects “Net Earnings” in the Company’s Consolidated Statements of Earnings included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.

(6)
Adjusted EBITDA is the financial measure from the tabular list of Company Performance Metrics below which, in the Company’s assessment, represents the most important financial measure used by the Company to link compensation and performance in 2025. Adjusted EBITDA as used in this Proxy Statement is a non-GAAP financial measure calculated by adding interest, taxes, depreciation, amortization, and other expenses to earnings.

Most Important Financial Performance Measures
The unranked list below represents the Company’s most important measures used to link compensation to performance:

Company Performance Metrics(1)
Adjusted EBITDA
EBITDA
Free Cash Flow
Total Shareholder Return

(1)
For further information regarding these company performance metrics and their function in the Company’s executive compensation program, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

ITEM 402(v) PAY VERSUS PERFORMANCE DISCLOSURE
Relationship between Compensation Actually Paid and Company Performance Measures
CAP vs TSR
The following graph compares compensation actually paid to our PEOs and the average compensation actually paid to our other NEOs to (i) our cumulative TSR, and (ii) Dow Jones U.S. Specialty Chemicals Index TSR, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.

CAP versus Indexed Total Shareholder Return
CAP ($M)
Value of $100 Invested on 12/31/2020
$15.0
$12.5
$10.0
$7.5
$5.0
$2.5
$0.0
$150.0
$125.0
$100.0
$75.0
$50.0
$25.0
$0.0
2021
2022
2023
2024
2025
$146.9
$107.0
$131.1
$144.4
$136.7
$123.8
$106.9
$108.4
$103.2
$105.7
$12.2
$8.0
$10.9
$10.4
$4.9
$2.4
$0.6
$1.7
$2.3
$2.2
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-CEO NEOs
Value of $100 Invested on 12/31/2020 in the Peer Group Index
Value of $100 Invested on 12/31/2020 in Balchem Stock

CAP vs GAAP Net Earnings
The following graph compares (i) compensation actually paid to our PEOs and the average compensation actually paid to our other NEOs to (ii) our net earnings, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.

CAP versus Net Income
$15.0
$12.5
$10.0
$7.5
$5.0
$2.5
$0.0
CAP ($M)
$180.0
$150.0
$120.0
$90.0
$60.0
$30.0
$0.0
Net Income ($M)
$12.2
$96.1
$2.4
$105.4
$8.0
$0.6
$10.9
$108.5
$1.7
$128.5
$10.4
$2.3
$154.8
$4.9
$2.2
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-CEO NEOs
Balchem Net Income ($M)

ITEM 402(v) PAY VERSUS PERFORMANCE DISCLOSURE
CAP vs Company Selected Measure
The following graph compares (i) compensation actually paid to our PEOs and the average compensation actually paid to our other NEOs to (ii) annual adjusted EBITDA, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.

CAP versus Adjusted EBITDA*
CAP ($M)
Adjusted EBITDA ($M)
$15.0
$12.5
$10.0
$7.5
$5.0
$2.5
$0.0
$300
$250
$200
$150
$100
$50
$0
$12.2
$2.4
$189.8
$8.0
$0.6
$215.7
$10.9
$1.7
$230.9
$10.4
$2.3
$250.3
$4.9
$2.2
$274.9
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-CEO NEOs
Balchem Adjusted EBITDA ($M)

Security Ownership of Certain Beneficial Owners and of Management
Security Ownership of Certain Beneficial Owners and of Management
The table below sets forth as of the Record Date of April 21, 2026, the number of shares of Common Stock beneficially owned by (i) each director, (ii) each NEO, (iii) each beneficial owner of, or institutional investment manager exercising investment discretion with respect to, 5% or more of the outstanding shares of our Common Stock known to the Company based upon filings with the SEC, and (iv) all directors and executive officers as a group, and the percentage ownership of our outstanding Common Stock as of the Record Date.
The table does not include Performance Shares granted under the Company’s LTIP (which grants vest at the end of three years), as the number of shares to be awarded is not determinable at the time of grant and the recipients do not have beneficial ownership of such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Beneficially Owned(1)	Percent of Class(2)
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	(3)	4,688,457	14.59%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	(4)	3,791,512	11.8%
APG Asset Management US Inc. 666 Third Ave, 2nd Floor, New York, NY 10017	(5)	1,201,674	3.74%
Ted Harris	(6)	285,339	*
C. Martin Bengtsson	(7)	68,847	*
M. Brent Tignor	(8)	31,293	*
Matthew Wineinger	(9)	23,217	*
Daniel Knutson	(10)	22,104	*
David Fischer	(11)	18,064	*
Hatsuki Miyata	(12)	11,160	*
Frederic Boned	(13)	10,421	*
Kathleen Fish	(14)	6,594	*
Olivier Rigaud	(15)	2,018	*
Monica Vicente	(16)	2,018	*
Directors and Executive Officers as a Group (14 people)		529,324	1.65%
Shares Outstanding as of April 21, 2026		32,129,836

*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which are vesting within 60 days of the Record Date or which may be acquired upon exercise of stock options which are currently exercisable, or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned. Except as indicated by footnote, and subject to community property laws where applicable, to the Company’s knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
The ownership percentages set forth in this column are based on the Company’s outstanding shares on the Record Date and assumes that each of the beneficial owners continued to own the number of shares reflected in the table above on such date.

(3)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on July 18, 2025, reporting beneficial ownership as of June 30, 2025, with sole dispositive power as to all shares and sole voting power as to 4,625,783 shares.

(4)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023, with sole dispositive power as to 3,698,113 shares, shared dispositive power

Security Ownership of Certain Beneficial Owners and of Management
of 93,399 shares, and shared voting power as to 59,244 shares. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).
(5)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on May 14, 2025, reporting beneficial ownership as of March 31, 2025, with shared dispositive and voting powers as to all shares.

(6)	Consists of 210,830 shares such person has the right to acquire pursuant to Stock Options, 2,086 shares held in such person’s Company 401(k) retirement account, and 72,423 shares held directly.
(7)	Consists of 47,220 shares such person has the right to acquire pursuant to Stock Options, 1,181 shares held in such person’s Company 401(k) retirement account and 20,446 shares held directly.
(8)	Consists of 22,080 shares such person has the right to acquire pursuant to Stock Options, 1,558 shares held in such person’s Company 401(k) retirement account and 7,655 shares held directly.
(9)	Consists of 16,615 shares such person has the right to acquire pursuant to Stock Options, and 6,602 shares held directly.
(10)	Consists of 16,615 shares such person has the right to acquire pursuant to Stock Options, and 5,489 shares held directly.
(11)	Consists of 10,615 shares such person has the right to acquire pursuant to Stock Options, and 7,449 shares held directly.
(12)	Consists of 6,080 shares such person has the right to acquire pursuant to Stock Options 585 shares held in such person’s Company 401(k) retirement plan account and 4,495 shares held directly.
(13)	Consists of 6,340 shares such person has the right to acquire pursuant to Stock Options, 538 shares held in such person’s Company 401(k) retirement plan account and 3,543 shares held directly.
(14)	Consists of 4,575 shares such person has the right to acquire pursuant to Stock Options and 2,019 shares held directly.
(15)	Consists of 1,038 shares such person has the right to acquire pursuant to Stock Options and 980 shares held directly.
(16)	Consists of 1,038 shares such person has the right to acquire pursuant to Stock Options and 980 shares held directly.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file reports of ownership and reports of changes in ownership with the SEC and the NYSE. To the Company’s knowledge, based solely on its review of such forms received by the Company and written representations that no other reports were required, all Section 16(a) filing requirements were complied with for the year 2025 except for a Form 4 filing for William Backus made on February 10, 2026 to reflect the withholding of 383 shares to cover withholding taxes due upon vesting of certain restricted shares on April 1, 2025, filed late due to administrative error.

Information Relating to Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Principal Accountant Fees and Services
During 2025, the Company retained RSM to audit the consolidated financial statements for the fiscal year ended 2025. In addition, the Company also retained RSM to provide services relating to Management’s Assessment of Internal Controls as required by Section 404 of the Sarbanes-Oxley Act, as well as for other audit and non-audit related services. During the period covering the fiscal years ended December 31, 2025 and 2024, RSM performed the following professional services:

	2025	2024
Audit fees(1)	$1,397,207	$1,342,431
Audit-related fees(2)	$5,000	$40,950
Tax fees(3)	$6,000	—
All other fees(4)	—	$66,000
Total fees	$1,408,207	$1,449,381

(1)
Audit fees relate to audit of the annual consolidated financial statements and quarterly reviews, including out of pocket disbursements and administrative charges, and fees related to foreign statutory audits.

(2)	Audit-related fees for 2025 were related to assurance advisory services and audit-related fees for 2024 were related to fees paid for the employee benefit plan audit
(3)	Tax fees for 2025 were for tax return preparation services.
(4)	All other fees for 2024 relate to Environmental, Social, and Governance (ESG) pre-assurance advisory services.
Audit Committee Financial Experts
The Board of Directors has determined that Mr. Knutson, the Chair of the Audit Committee, Mr. Rigaud, Ms. Vicente and Mr. Wineinger, members of the Audit Committee, are “audit committee financial experts” as defined under SEC rules.
Policy on Pre-Approval of Audit and Non-Audit Services
All audit and non-audit services provided to the Company by the independent accountants are pre-approved by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent accountants. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent accountants for audit and non-audit services, as appropriate.
The Audit Committee reviewed all audit and non-audit services provided by RSM with respect to the fiscal year ended December 31, 2025 and concluded that the provision of such services was compatible with maintaining independence in the conduct of its auditing functions. All audit and non-audit services provided by RSM described in the table above were pre-approved by the Audit Committee.
Audit Committee Report
The Board of Directors has appointed an Audit Committee consisting of three directors. Each member of the Audit Committee is independent as defined under the Nasdaq Stock Market LLC and SEC independence requirements applicable to audit committee members. The Board of Directors has adopted a written charter with respect to the Audit Committee’s responsibilities. The Audit Committee oversees the Company’s internal and independent auditors and assists the Board of Directors in overseeing matters relating to the Company’s financial reporting process and risk exposure.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and discussed with RSM: (i) the audit; and, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees). This included a discussion of the RSM’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles as applied to the Company’s financial reporting, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received from RSM the written disclosures and letter required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence. Audit Committee also discussed with RSM and management RSM’s independence.
Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal control over financial reporting. RSM’s responsibility is to express an opinion on the effectiveness of the Company’s internal control over financial reporting based on its audit. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s assessment process of internal controls over financial reporting. The Audit Committee reviewed with RSM any deficiencies that had been identified during its engagement.
The Audit Committee also considered whether the provision of non-audit services by RSM to the Company is compatible with RSM’s independence. RSM advised the Audit Committee that RSM was, and continues to be, independent with respect to the Company.
Based upon the reviews, discussions and considerations referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.
The Audit Committee has also appointed RSM as the Company’s independent auditors for 2026.
AUDIT COMMITTEE
Daniel Knutson (Chair)
Olivier Rigaud
Monica Vicente
Matthew Wineinger

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
Why did I receive these materials?
Our Board is soliciting proxies to be voted at the Annual Meeting on June 18, 2026. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/BCPC2026 and enter the 16-digit control number included on your Proxy Card or Notice of Internet Availability. You may begin to log into the virtual meeting platform (the “Meeting Platform”) at 8:15 a.m. EDT on June 18, 2026. The Annual Meeting will begin promptly at 8:30 a.m. EDT on June 18, 2026.
How are these materials being distributed?
On or about April 27, 2026, we began mailing this Proxy Statement and a Proxy Card or a Notice of Internet Availability to our shareholders of record as of the close of business on April 21, 2026 and posted our proxy materials for shareholder access at www.proxyvote.com. As more fully described in the Notice of Internet Availability, shareholders may also request printed proxy materials. The Notice of Internet Availability and website also provide information regarding how you may request proxy materials in printed or electronic form on an ongoing basis.
Why am I getting these materials from my broker, bank or other nominee, and not directly from Balchem?
If you hold your shares through a broker, bank or other nominee, you will receive either the Notice of Internet Availability or printed proxy materials from that entity, as required by SEC rules.
What is the difference between a “shareholder of record” and a “beneficial shareholder”?
If your shares are registered in your name on the books and records of our transfer agent, Broadridge Corporate Issuer Solutions, you are a shareholder of record. If your shares are held for you in the name of your broker, bank or other nominee, you are a beneficial shareholder and it is commonly said that your shares are held in “street name.”
Who is entitled to vote at the Annual Meeting?
Shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of April 21, 2026, there were 32,129,836 outstanding shares of our Common Stock. Each share of our Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.
How do I vote my shares online at the Annual Meeting?
Shareholders as of the Record Date may vote and submit questions while attending the Annual Meeting online. Shares held in your name as the shareholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/BCPC2026 during the Annual Meeting. You will need the 16-digit control number included on your Notice of Internet Availability or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any technical difficulties with the Meeting Platform on the Annual Meeting day, please call the technical support number that will be posted on the Meeting Platform. Technical support will be available starting at 8:15 a.m. EDT on June 18, 2026 and will remain available until thirty minutes after the Annual Meeting has finished.
Even if you plan to attend the Annual Meeting, we encourage you to authorize your voting instructions in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
If I am a shareholder of record, how do I vote my shares without attending the Annual Meeting?
By Telephone, E-Mail or Internet: All shareholders of record may authorize the voting of their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call), e-mail or by Internet, using the procedures and instructions described on the Proxy Card or Notice of Internet Availability. A control number, located on the Proxy Card or Notice of Internet Availability, must be provided to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
recorded. If you vote by telephone, e-mail or Internet, you need not return your Proxy Card. If you hold your shares in “street name” (that is, through a broker or other nominee), you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.
In Writing: All shareholders of record also may vote by completing, signing and mailing their Proxy Card in the postage-prepaid (in the U.S.) envelope.
If I am a beneficial shareholder (i.e., my shares are held in street name), how do I vote my shares without attending the Annual Meeting?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of the shares and your shares are held in “street name.” The Notice of Internet Availability or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions that they should send you, including a “voting instruction form”. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
May I vote my shares by filling out and returning the Notice of Internet Availability?
The Notice of Internet Availability identifies and provides notice of the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice of Internet Availability. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card on how you would like your shares voted, sign the proxy card and return it in the envelope provided.
What constitutes a quorum?
The presence (in person at the virtual meeting or by proxy) of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote. Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting. A “broker non-vote” is generally viewed as a vote that is not cast on a non-routine matter by a broker that is present (in person at the virtual meeting or by proxy) at a meeting at which there is at least one routine matter on the proxy card (otherwise the broker does not have authority to vote on anything and does not send in a proxy). Because the shares entitled to cast the vote are held in street name and the broker has not received voting instructions from the beneficial owner, the broker lacks discretionary authority to vote the shares on non-routine matters.
What vote is required to approve each proposal?
Proposal 1 (election of directors). Directors are elected by a majority vote other than in the case of a contested election in which case directors will be elected by a plurality vote. Assuming a quorum is present, the affirmative vote of a majority of all votes cast, either by attendance at the Annual Meeting or by proxy, is required to approve Proposal 1. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote for Proposal 1 (non-routine matter). Under the Company’s Corporate Governance Guidelines (the “Governance Guidelines”), if an incumbent director nominee in an uncontested election receives a majority of “WITHHOLD”, that director shall promptly offer his or her resignation to the Board. The Corporate Governance and Nominating Committee (the “Governance Committee”) will then make a recommendation to the Board whether to accept or reject the resignation tendered by such director or whether other action is recommended.
Proposal 2 (ratification of the appointment of RSM as the independent auditor of the Company for the fiscal year ending December 31, 2026). Assuming a quorum is present, the affirmative vote of a majority of all votes cast, either by attendance at the Annual Meeting or by proxy, is required to approve Proposal 2. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote for Proposal 2. Brokers have discretionary authority to vote on Proposal 2 (routine matter), so there will be no broker non-votes.
Proposal 3 (advisory approval of the compensation of the Company’s Named Executive Officers (“NEOs”)). Assuming a quorum is present, the affirmative vote of a majority of all votes cast, either by attendance at the Annual Meeting or by proxy, is required to approve Proposal 3. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote for Proposal 3 (non-routine matter).

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
Will my shares be voted if I do not provide my Proxy Card or voting instructions?
Shareholders of Record: If your shares are registered in your name on the books and records of our transfer agent, you are a shareholder of record. If you are a shareholder of record, your shares will not be voted if you do not properly complete, sign and return your Proxy Card or otherwise vote at the Annual Meeting. It is, therefore, important that you vote your shares.
Street Name Holders: If your shares are held in a brokerage, bank or another account that bears the name of the holder and not you—shares referred to as held in “street name”—and you do not provide your voting instructions to your broker, your shares may be voted by your broker, bank or other nominee only on certain “routine” matters, pursuant to stock exchange rules. Of the proposals to be considered and voted on at the Annual Meeting, only the ratification of RSM as our independent registered public accounting firm (Proposal 2) is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the Annual Meeting are considered “non-routine”. If you do not provide voting instructions on a non-routine matter that appears on a proxy card with at least one routine matter (as is the case with the Annual Meeting), your broker may indicate on the proxy that it does not have discretionary voting authority and your shares will not be voted on such non-routine matter, which is referred to as a “broker non-vote.” Proposals 1 and 3 on this year’s ballot are “non-routine” matters for which brokers may not vote absent voting instructions from the beneficial owner.
How are votes counted?
With respect to the election of directors (Proposal 1), you may vote “FOR,” “AGAINST” or “ABSTAIN”. Votes that are abstained will not count as votes “FOR” or “AGAINST” a director. Proposal 1 is a “non-routine” matter for which brokers may not vote absent voting instructions from their beneficial owners. For Proposal 1, abstentions and “broker non-votes” are not considered votes cast and will not affect the outcome of this proposal.
With respect to the ratification of RSM as our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 2, abstentions will not affect the outcome of this proposal and, as this proposal is considered a “routine” matter, there will be no broker non-votes as brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
With respect to the advisory vote on executive compensation of our NEOs (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Proposal 3 is a “non-routine” matter for which brokers may not vote absent voting instructions from their beneficial owners. For Proposal 3, abstentions and “broker non-votes” are not considered votes cast and will not affect the outcome of this proposal.
If your Proxy Card is signed and returned without specifying choices, the shares will be voted FOR all Director nominees in Proposal 1, FOR the ratification of the appointment of RSM as our independent registered public accounting firm in Proposal 2, and FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers in Proposal 3.
How will my shares be voted on any other matters to come before the Annual Meeting?
The Board is not aware of any matter to come before the Annual Meeting other than as described above. If any matter other than as described above should properly come before the Annual Meeting, then the persons named in the enclosed form of Proxy Card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.
How Will Business Be Conducted at the Annual Meeting?
The chair of the Annual Meeting will determine the order of business and all other matters of procedure at the Annual Meeting. Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our Bylaws will be considered, and no such nominations or other proposals were received.
May shareholders ask questions at the 2026 Annual Meeting?
Yes. You may submit questions online via the link provided below. Questions must relate directly to the business of the Annual Meeting. To submit a question, log into the Meeting Platform at: www.virtualshareholdermeeting.com/BCPC2026 type your question into the “Ask a Question” field and click “Submit.”
Questions pertinent to Annual Meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints, if any, will be posted online and answered at https://balchem.com/investors/.
Who pays for this proxy solicitation?
All expenses incurred relating to this solicitation will be borne by the Company. This will include the fee of D.F. King & Co., Inc. who will help us solicit proxies, for a fee of $13,650 plus expenses. Proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, email, fax or in person. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of our Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.
Can I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement revoking your proxy to the Secretary of the Company, provided such statement is received no later than 11:59 p.m., EDT on June 17, 2026;
•	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., EDT on June 17, 2026;
•	submitting a properly signed proxy card with a later date that is received no later than 11:59 p.m., EDT on June 17, 2026; or
•	attending the Annual Meeting (virtually) and voting at the Annual Meeting.
Proxy revocation notices should be sent to 5 Paragon Drive, Montvale, NJ 07645, Attention: Secretary. New paper proxy cards should be sent to set forth above.
If you are a beneficial shareholder (i.e., you hold shares in street name), you must follow the instructions provided by your broker, bank or other holder of record for changing or revoking your proxy. Beneficial shareholders may also attend the virtual Annual Meeting and vote online during the meeting, which will replace any previous votes.
Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.
Internet Availability of Proxy Materials
The Company’s Proxy Statement and the Annual Report are available at https://materials.proxyvote.com/default.aspx?ticker=057665.

MISCELLANEOUS ITEMS
Quorum Required
Maryland law and the Company’s Bylaws require the presence of a quorum for the meeting, defined as the presence at the Annual Meeting or represented by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting. Abstentions will be treated as “present” for purposes of determining the presence of a quorum for the Annual Meeting.
Voting Securities
The voting securities of the Company consist of its Common Stock, of which 32,129,836 shares were outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date will be entitled to one vote.
Shareholder Proposals for 2027 Annual Meeting of Shareholders
Shareholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2027 annual meeting of our shareholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Secretary at 5 Paragon Drive, Montvale, NJ 07645 no later than December 28, 2026. Any proposal should be addressed to our Secretary and may be included in the following year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC.
In addition, our Bylaws currently require that we be given advance written notice of nominations for election as directors and other matters that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). Our Secretary must receive such notice at 5 Paragon Drive, Montvale, NJ 07645 not later than the close of business on March 22, 2027 and no earlier than February 18, 2027 for nominations and other matters to be presented at the 2027 Annual Meeting of our Shareholders. However, in the event that the 2027 annual meeting is held before May 19, 2027 or after August 17, 2027, for notice by a shareholder to be timely it must be received no earlier than 120 days prior to the date of the 2027 annual meeting and not later than 5:00 p.m. EDT on the later of (a) 90 days prior to the date of the 2027 annual meeting and (b) the tenth day following the day on which we first made a public announcement of the date of such meeting.
Director Attendance at Annual Meetings of Shareholders
Each Director is encouraged to attend annual meetings of shareholders. All then-current directors attended the Company’s 2025 Annual Meeting of Shareholders.
Matters Not Determined at the Time of Solicitation
The Board of Directors is not aware of any matters to come before the Annual Meeting other than as described above. If any matter other than as described above should come before the Annual Meeting, then the persons named in the enclosed form of Proxy Card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING
Our Annual Meeting will be held virtually. There will be no physical meeting location. The Annual Meeting will only be conducted via live webcast. We encourage our shareholders to participate in the Annual Meeting. As described below, technical support will be available to you on the Annual Meeting date through the Meeting Platform. If you have questions about participating in the Annual Meeting prior to the meeting date, please email shareholder@broadridge.com or call at 1-855-449-0975.
To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/BCPC2026 and enter the 16-digit control number included on Proxy Card or Notice of Internet Availability or on the instructions that accompanied your proxy materials. You may begin to log into the Meeting Platform beginning at 8:15 a.m. EDT on June 18, 2026. The Annual Meeting will begin promptly at 8:30 a.m. EDT on June 18, 2026.
If you wish to submit a question, you may submit your question during the Annual Meeting, by logging into the Meeting Platform at www.virtualshareholdermeeting.com/BCPC2026, typing your question into the “Ask a Question” field, and clicking “Submit.”
Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at https://balchem.com/investors/. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.
If you encounter any technical difficulties with the Meeting Platform on the Annual Meeting day, please call the technical support number that will be posted on the Meeting Platform. Technical support will be available starting at 8:15 a.m. EDT on June 18, 2026 and will remain available until thirty minutes after the Annual Meeting has finished.

/s/ Hatsuki Miyata

Hatsuki Miyata Chief Legal Officer and Secretary
April 27, 2026

Montvale, New Jersey

The Annual Report is being mailed or otherwise made available to shareholders. The Annual Report does not form part of this Proxy Statement for the solicitation of proxies.

APPENDIX A
NON-GAAP FINANCIAL MEASURES
In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this Proxy Statement contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this Proxy Statement include adjusted net earnings and the related adjusted per diluted share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, and free cash flow. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.
Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Table 1
(unaudited)
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)

	Year Ended December 31,
	2025	2024
Reconciliation of adjusted net earnings
GAAP net earnings	$154,845	$128,475
Amortization of intangible assets and finance lease(1)	17,490	19,763
Transaction and integration costs(2)	1,242	1,393
Restructuring costs(3)	(192)	521
Impairment charge(4)	—	255
Income tax adjustment(6)	(5,487)	(7,442)
Adjusted net earnings	$167,898	$142,965
Adjusted net earnings per common share - diluted	$5.15	$4.37

Table 2
(unaudited)
Reconciliation of GAAP Net Earnings to EBITDA and to Adjusted EBITDA
(Dollars in thousands)

	Year Ended December 31,
	2025	2024
Net earnings - as reported	$154,845	$128,475
Add back:
Provision for income taxes	44,185	37,978
Interest and other expenses	10,296	16,456
Depreciation and amortization	45,402	47,686
EBITDA	254,728	230,595
Add back:
Non-cash compensation expense related to equity awards	18,057	16,676
Transaction and integration costs(2)	1,242	1,393
Restructuring costs(3)	(192)	521
Impairment charge(4)	—	255
Nonqualified deferred compensation plan expense (income)(5)	1,019	908
Adjusted EBITDA	$274,854	$250,348

Table 3
(unaudited)
Reconciliation of GAAP Effective Income Tax Rate to Non-GAAP Effective Income Tax Rate
(Dollars in thousands)

	Year Ended December 31,
	2025	Effective Tax Rate	2024	Effective Tax Rate
GAAP Income Tax Expense	$44,185	22.2%	$37,978	22.8%
Impact of ASU 2016-09(7)	1,254		2,154
Adjusted Income Tax Expense	$45,439	22.8%	$40,132	24.1%

Table 4
(unaudited)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Dollars in thousands)

	Year Ended December 31,
	2025	2024
Net cash provided by operating activities	$216,556	$181,999
Capital expenditures and proceeds from the sale of assets	(42,919)	(34,789)
Free cash flow	$173,637	$147,210

(1)
Amortization of intangible assets and finance lease: Amortization of intangible assets and finance leases consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, and finance leases. We record expense relating to the amortization of these intangibles and finance leases in our GAAP financial statements. Amortization expenses for our intangible assets and finance leases are inconsistent in amount and are significantly impacted by the timing and valuation of acquisitions. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(2)
Transaction and integration costs: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(3)
Restructuring costs: Restructuring costs related to a reorganization of the business are recorded in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(4)
Impairment charge: An asset impairment charge in 2024 was related to the write off of an equity method investment. The impairment charge is included in our GAAP financial statements. Management excludes this item for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding this item from our non-GAAP financial measures is useful to investors because it is inconsistent in amount of frequency causing comparison of current and historical financial results to be difficult.

(5)
Nonqualified deferred compensation plan expense (income): Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other expense (income) while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult.

(6)
Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(7)
Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, “Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), was the recognition during the three and twelve months ended December 31, 2025 and 2024, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities. Management excludes this item for the purpose of calculating adjusted Income Tax Expense. We believe that excluding the item in our non-GAAP financial measures is useful to investors because it is inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

balchem
Solve Today. Shape Tomorrow.

Balchem Corporation
5 Paragon Drive
Montvale, NJ 07645

Phone: (845) 326-5600
Fax: (845) 326-5702
Email: info@balchem.com
Web: balchem.com

SCAN TO
VIEW MATERIALS & VOTE

BALCHEM CORPORATION
5 PARAGON DRIVE
MONTVALE, NJ 07645

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on June 17, 2026 for shares held directly and by 11:59 p.m. Eastern Daylight Time on June 15, 2026 for shares held in Balchem Corporation's 401(k) Plan (the "Plan"). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BCPC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on June 17, 2026 for shares held directly and by 11:59 p.m. Eastern Daylight Time on June 15, 2026 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92343-P47883 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BALCHEM CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. David Fischer	☐	☐	☐
1b. Daniel Knutson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

And in the discretion of the proxies as to such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

V92344-P47883

REVOCABLE PROXY
BALCHEM CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 18, 2026

The undersigned hereby appoints Theodore L. Harris, C. Martin Bengtsson and Hatsuki Miyata, and each of them individually, as proxies for the undersigned, with full power of substitution in each of them, to attend and participate in the Annual Meeting of Shareholders of Balchem Corporation scheduled to be held on June 18, 2026 at 8:30 a.m. Eastern Daylight Time, and at any postponement or adjournment or amended locations and/or times thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting and otherwise represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his or her discretion upon such other business as may properly come before the Annual Meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, which are incorporated by reference. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement in connection with such Annual Meeting and the 2025 Annual Report to Shareholders is hereby acknowledged. The undersigned hereby revokes all proxies previously given by the undersigned to vote at this meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxies will vote: FOR the nominees for election as directors named on this proxy card; FOR the ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year 2026; FOR approval of the compensation of our Named Executive Officers; and in their discretion on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side